EXHIBIT 10.01

ASSET PURCHASE AGREEMENT

by and between

SOCIAL REALITY, INC.,

and

HALYARD MD OPCO, LLC

dated as of

July 29, 2018

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of July 29, 2018, is entered into by and between Social Reality, Inc., a Delaware corporation (“Seller”) and Halyard MD Opco, LLC, a Delaware limited liability company (“Buyer”).

RECITALS

WHEREAS, Seller is engaged in the Business (as defined below);

WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase and assume from Seller, the assets and liabilities used primarily in the Business (other than the Excluded Assets (as defined in Section 2.02)), subject to the terms and conditions set forth herein (the “Sale”); and

WHEREAS, as a condition and inducement to Buyer to enter into this Agreement, each Key Employee (as defined below) will execute and deliver an employment agreement with Buyer in the form attached hereto as Exhibit A (the “Employment Agreements”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“2018 Buyer Audited Financial Statements” has the meaning set forth in Section 2.09(b).

“Action” means any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, grievance, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence, or proceeding, including, without limitation, proceedings by or before any Governmental Authority, arbitrator or mediator.

“Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any third party indication of interest in, relating to, in a single transaction or series of related transactions, any direct or indirect (a) acquisition of more than 20% of the consolidated assets of Seller and its Subsidiaries taken as a whole (based on the fair market value thereof), including through the acquisition of one or more Subsidiaries of Seller owning such assets, (b) acquisition of beneficial ownership (as defined in Rule 12d-3 under the Exchange Act) of more than 20% of the outstanding Equity Interests of Seller or any of its Subsidiaries, (c) tender offer or exchange offer that if consummated would result in any Person or group beneficially owning more than 20% of the outstanding Equity Interests of Seller or any of its Subsidiaries, (d) merger, consolidation, share exchange, other business combination, reorganization, recapitalization, license, joint venture, partnership, liquidation, dissolution or other similar transaction involving (i) Seller or its Subsidiaries whose assets, individually or in the aggregate, constitute more than twenty percent (20%) of the consolidated assets of Seller and its Subsidiaries, taken as a whole (based on the fair market value thereof), or (ii) more than 20% of the aggregate Equity Interests of Seller or of the surviving entity, (e) liquidation or dissolution of Seller, (f) acquisition of the Purchased Assets or any portion thereof (other than the Excluded Assets) or (g) any combination of the foregoing.  For purposes of this section, a group shall be determined in accordance with Section 13(d) of the Exchange Act.

“Adjustment Escrow Amount” shall mean $500,000.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Affiliate Arrangement” has the meaning set forth in Section 4.06(a)(xxiii).

“Agreement” has the meaning set forth in the preamble.

“Allocation Schedule” has the meaning set forth in Section 2.07.

“Assigned Contracts” has the meaning set forth in Section 2.01(b). An updated Schedule 2.01(b) of the Disclosure Schedules shall be delivered by Seller to Buyer on and as of the Closing Date. Such updated Schedule 2.01(b) of the Disclosure Schedules shall be incorporated into the Disclosure Schedules as if delivered as of the date hereof.

“Assignment and Assumption Agreement” has the meaning set forth in Section 3.02(a)(ii).

“Assumed Liabilities” has the meaning set forth in Section 2.03.

“Base Purchase Price” has the meaning set forth in Section 2.05(a).

“Benefit Plan” has the meaning set forth in Section 4.14(a).

“Bill of Sale” has the meaning set forth in Section 3.02(a)(i).

“Books and Records” has the meaning set forth in Section 2.01(g).

“Bridge Loan Payoff Amount” shall mean all principal of, interest on, premium, if any, expenses and other amounts owing in full (including any prepayment penalties, if any) in respect of the bridge loan.

“Business” means the (i) the business of collecting, compiling and licensing data for the purposes of healthcare marketing, (ii) the business of buying/placing digital advertisements or engaging in marketing activities on behalf of healthcare related clients and (iii) any other business primarily associated with Seller’s SRAXmd business line in which Seller or its Affiliates are directly or indirectly engaged, or which is contemplated by the business plans of Seller.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York are authorized or required by Law to be closed for business.

“Business Employee” means any Person who is a present or former employee of Seller at any time prior to or on the Closing Date, and who provided or previously provided any services relating to the Business.

“Business Patents” has the meaning set forth in Section 4.10(a).

“Business Registered Copyrights” has the meaning set forth in Section 4.10(a).

“Business Registered Domain Names” has the meaning set forth in Section 4.10(a).

“Business Registered IP” has the meaning set forth in Section 4.10(a).

“Business Registered Marks” has the meaning set forth in Section 4.10(a).

“Buyer” has the meaning set forth in the preamble.

“Buyer Employee” has the meaning set forth in Section 6.03(a).

“Buyer Benefit Plans” has the meaning set forth in Section 6.03(d).

“Buyer Fundamental Representations” has the meaning set forth in Section 8.01.

“Buyer Indemnified Party(ies)” has the meaning set forth in Section 8.02.

“Buyer Special Indemnification Matters” has the meaning set forth in Section 8.04(a).

“Business IT Systems” means the computer systems, including software, firmware, hardware, networks, interfaces, platforms and related systems, owned, leased or licensed by Seller in the conduct of the Business.

“Claim Notice” has the meaning set forth in Section 8.05(a).

“Class A Units” means the Class A Units of Parent issued pursuant Parent’s operating agreement, as in effect from time to time.

“Closing” has the meaning set forth in Section 3.01.

“Closing Date” has the meaning set forth in Section 3.01.

“Closing Payment Amount” has the meaning set forth in Section 2.06(a).

“Closing Statement” has the meaning set forth in Section 2.08(b).

“Closing Working Capital” has the meaning set forth in Section 2.08(d).

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” means the Non-Disclosure Agreement, dated as of December 19, 2017, between Halyard Capital and Seller.

“Contracts” means all legally binding contracts (oral or written), leases, mortgages, licenses, sublicenses, instruments, notes, commitments, undertakings, indentures, letters of intent, memorandum of understanding, memorandum of agreement and other agreements including purchase orders.

“Current Assets of the Business” means the current assets listed on Schedule A.

“Current Liabilities of the Business” means the current liabilities listed on Schedule A.

“Current Representation” has the meaning set forth in Section 10.15(a).

“Data Protection Laws” has the meaning set forth in Section 4.20(a).

“De-Minimis Losses” has the meaning set forth in Section 8.04(b).

“Designated Person” has the meaning set forth in Section 10.15(a).

“Direct Claim” has the meaning set forth in Section 8.05(c).

“Disclosure Schedules” means the Disclosure Schedules delivered by Seller concurrently with the execution and delivery of this Agreement.

“Disputed Amount” has the meaning set forth in Section 2.08(c)(iii).

“Dollars or $” means the lawful currency of the United States.

“Drop Dead Date” has the meaning set forth in Section 9.01(b).

“Earn-out Calculation” has the meaning set forth in Section 2.09(b).

“Earn-out Disputed Amounts” has the meaning set forth in Section 2.09(c).

“Earn-out Payment” has the meaning set forth in Section 2.09(a).

“Earn-out Resolution Period” has the meaning set forth in Section 2.09(c).

“Earn-out Review Period” has the meaning set forth in Section 2.09(c).

“Earn-out Statement” has the meaning set forth in Section 2.09(b).

“Earn-out Threshold” has the meaning set forth in Section 2.09(a).

“Employment Agreement(s)” has the meaning set forth in the Recitals.

“Encumbrance” means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment, encumbrance or other restriction.

“Environmental Law” means any and all federal, state or local Laws (including common law), any Governmental Order or binding agreement with any Governmental Authority and any judicial or administrative interpretation thereof: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “ Environmental Law ” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances

Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“Equity Interest” means, with respect to any Person, any share, share capital, capital stock, partnership, limited liability company, member or similar interest in such person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable thereto or therefor.

“Equity Rollover Units” means a number of Class A Units having a value on the Closing Date equal to the Equity Rollover Value based on the price per Class A Unit paid by an Affiliate of Halyard Capital on the Closing Date.

“Equity Rollover Value” means $10,000,000.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Escrow Agent” means U.S. Bank, National Association.

“Escrow Agreement” has the meaning set forth in Section 3.02(a)(vii).

“Estimated Closing Working Capital” has the meaning set forth in Section 2.08(a).

“Estimated Closing Statement” has the meaning set forth in Section 2.08(a).

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations thereunder.

“Excluded Assets” has the meaning set forth in Section 2.02.

“Expiration Date” has the meaning set forth in Section 8.01.

“Excluded Liabilities” has the meaning set forth in Section 2.04.

“Financial Statements” has the meaning set forth in Section 4.04.

“Financing” means third party debt financing on commercially reasonable terms and conditions, including, without limitation, amounts and interest rate, acceptable to Buyer in its sole discretion.

“Fraud” means the following, to the extent determined by the finder of fact after full adjudication (not subject to any further appeals) (a) a Person made a false representation; (b) such Person had knowledge or belief that the representation was false, or made the representation with requisite indifference to the truth; (c) such Person intended to induce another Person party to this Agreement to act or refrain from acting; (d) such other Person party to this Agreement acted or did not act in justifiable reliance on the representation; and (e) such other Person party to this Agreement suffered damages as a result of such reliance.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any United States or non-United States national, federal, state, local, provincial or international government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any stock exchange or self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Halyard” has the meaning set forth in Section 6.06.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, and the Health Information Technology for Economic and Clinical Health Act, and their implementing regulations.

“Inbound IP Agreement” means any Contract that is related to the operation of the Business that grants to Seller any rights in Intellectual Property or Technology owned by a third party, excluding any “shrink-wrap” or “click-wrap” license agreements relating to Software.

“Indebtedness” means, as to any Person, without duplication, (a) all obligations or liabilities of such Person for borrowed money or in respect of loans or advances (including, without limitation, reimbursement and all other obligations with respect to surety bonds, guarantees, letters of credit, banker’s acceptances, corporate credit card or business credit lines whether or not matured, indemnities, performance letters, comfort letters and other arrangements similar to the foregoing); (b) all obligations or liabilities of such Person under or pursuant to any arrangement to pay the deferred purchase price of property or services or the acquisition of any business, as obligor or otherwise, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course and included in the calculation of Closing Working Capital as finally determined; (c) all obligations or liabilities of such Person under or pursuant to any interest rate and currency swaps, caps collars, interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and similar agreements or hedging devices; (d) all obligations or liabilities created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of Seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) all obligations or liabilities of such Person under or pursuant to leases which are required to be, in accordance with GAAP, recorded as capital leases; (f) all obligations or liabilities secured by any Encumbrance excluding Permitted Encumbrances on any property or asset owned by that Person, regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person; (g) all obligations or liabilities of such Person for off balance sheet financing of such Person (other than operating leases); (h) all obligations or liabilities of such Person evidenced by bonds, debentures, notes or other similar securities or instruments; (i) all obligations or liabilities of such Person for any direct or indirect guarantees made by such Person of any Indebtedness of any other Person described in clauses (a) through (h); and (j) any accrued but unpaid interest, Taxes, interest, unpaid prepayment or redemption penalties, premiums or payments and unpaid fees and expenses that are payable in connection with retirement, payment or prepayment of any of the foregoing liabilities or obligations.

“Indemnification Cap” has the meaning set forth in Section 8.04(a).

“Indemnified Party” has the meaning set forth in Section 8.05.

“Indemnifying Party” has the meaning set forth in Section 8.05.

“Indemnity Escrow Amount” shall mean $262,500.00.

“Indemnity Escrow Fund” shall mean the amount held from time to time in the escrow account established under the Escrow Agreement in connection with certain of the indemnity matters specifically set forth in Article X.

“Independent Accountant” has the meaning set forth in Section 2.08(c)(iii).

“Initial Superior Proposal Notice” has the meaning set forth in Section 6.18(c).

“Intellectual Property” means any and all intellectual property rights in the world arising under the Laws of any jurisdiction with respect to, arising from or associated with the following: (a) all Internet addresses and domain names (“Domain Names”); (b) trade names, trademarks and service marks (registered and unregistered), trade dress, industrial designs, brand names, trade dress rights, logos, emblems, signs or insignia, social media handles and names, and similar rights and applications to register any of the foregoing, and all goodwill associated therewith throughout the world (collectively, “Marks”); (c) patents, patent applications (including any provisional or non-provisional patent applications, Patent Cooperation Treaty applications, divisionals, continuations, continuations-in-part, renewals, reexaminations, extensions, and reissues), rights therein provided by international treaties or conventions and rights in respect of utility models or industrial designs (collectively, “Patents”); (d) copyrights and works of authorship (including copyrights in software programs) and registrations and applications therefor and all other rights corresponding thereto, moral rights, database and design rights, and mask works and registrations and applications therefor (collectively, “Copyrights”); (e) know-how, discoveries, trade secrets, methods, processes, technical data, specifications, research and development information, technology, data bases and other proprietary or confidential information, including customer lists, in each case that derives economic value from not being generally known to other Persons who can obtain economic value from its disclosure, but excluding any Copyrights or Patents that cover or protect any of the foregoing (collectively, “Trade Secrets”); and (f) all other intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing.

“Intellectual Property Agreements” means all Contracts that are related to the operation of the Business by or through which other Persons grants Seller or Seller grants to any other Person(s) any exclusive or nonexclusive rights or interests in or to any Intellectual Property.

“Intellectual Property Assets” means all Intellectual Property that is owned or controlled by Seller and used or held for use in the operation of the Business including any and all Intellectual Property related to “SRAXmd”.  Notwithstanding the foregoing, the parties agree that the readily commercially available business applications and services utilized by Seller in the conduct of the Services (as defined in the Transition Services Agreement) and as set forth on Schedule A to the Transition Services Agreement shall not constitute Intellectual Property Assets; provided, however, the data used or held for use in the operation of the Business that are stored, hosted or otherwise maintained on or by such applications and services do constitute Intellectual Property Assets.

“Intellectual Property Registrations” means all Intellectual Property Assets that are subject to any registration, patent, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including Marks, Domain Names, Trade Secrets and Copyrights, issued and reissued Patents and pending applications for any of the foregoing.

“Intellectual Property Rights” has the meaning set forth in Section 4.10(c).

“Interim Financial Statements” has the meaning set forth in Section 4.04(a).

“Intervening Event” means a material event, occurrence or fact first occurring or arising after the date hereof that was not known (and not reasonably foreseeable) to the board of directors of Seller as of the date of this Agreement, other than any event, occurrence or fact that relates to an Acquisition Proposal.

“Key Employees” means the persons listed on Section 1.01(b) of the Disclosure Schedule.

“Knowledge of Seller” or any other similar knowledge qualification, means the actual knowledge, after reasonable investigation, of those persons listed on Section 1.01(d) of the Disclosure Schedules and that knowledge which such Persons would have acquired after using commercially reasonable and customary efforts to make a due inquiry into the underlying subject.

“Law” means any domestic or foreign statute, law, ordinance, regulation, rule, code, order, injunction, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority and generally accepted industry standards, including PCI-DSS and the Digital Advertising Alliance.

“Leased Real Property” has the meaning set forth in Section 4.09(a).

“Leases” has the meaning set forth in Section 4.09(a).

“Lien Release Agreements” has the meaning set forth in Section 3.02(a)(ix).

“Liability” means any Indebtedness, obligation, or liability, including any interest, penalties, fees, costs and expenses, whether known or unknown, matured or unmatured, accrued or unaccrued, vested or unvested, asserted or unasserted, actual or contingent.

“Losses” means all losses, damages, liabilities, deficiencies, claims, interest, awards, judgments, penalties, costs or expenses, including reasonable attorneys’ fees, costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing.

“Master Services Agreement” has the meaning set forth in Section 3.02(a)(xii).

“Material Adverse Effect” means any event, occurrence, fact, condition, change, circumstance, effect, development or state of facts that has had, or would reasonably be expected to have, a material adverse effect on (a) the business, results of operations, condition (financial or otherwise), assets or liabilities of the Business, taken as a whole, or (b) the ability of Seller to perform its obligations under this Agreement, the Escrow Agreement or the Transaction Documents or consummate the transactions contemplated hereby or thereby; provided, however, that “ Material Adverse Effect ” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industry in which the Business operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required by this Agreement or any action taken with the written consent of or at the written request of Buyer; (vi) any matter that is set forth in the Disclosure Schedules to the extent it is reasonably apparent from the face of such disclosure that it could have a Material Adverse Effect; (vii) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (viii) the announcement or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Seller and the Business; (ix) any natural or man-made disaster or acts of God; or (x) any failure by the Business to meet any internal or published projections, forecasts or revenue or earnings predictions (provided, however, that, with respect to this clause (x) the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); and, provided, however, that the exclusions under clauses (i), (ii), (iii), (iv) and (vii) and (ix) shall not apply to the extent that such event, occurrence, fact, condition or change disproportionately affects the Seller with respect to the Business (taken as a whole) as compared to other businesses or participants in the industry in which the Business operates.

“Material Contract” has the meaning set forth in Section 4.06(a).

“Material Customer” has the meaning set forth in Section 4.21(a).

“Material Supplier” has the meaning set forth in Section 4.21(b).

“Money Laundering Laws” has the meaning set forth in Section 4.23.

“Notice Period” has the meaning set forth in Section 6.18(c).

“Open Source Licenses” has the meaning set forth in Section 4.10(i).

“Parent” means Halyard MD, LLC, a Delaware limited liability company.

“Patent Assignment Agreement” has the meaning set forth in Section 3.02(a)(v).

“Payroll Taxes” means social security, Medicare, unemployment and other payroll, employment or similar or related Taxes and employer national insurance contributions or similar obligations payable.

“PCI DSS” means the Payment Card Industry Data Security Standard, issued by the Payment Card Industry Security Standards Council, as may be revised from time to time.

“Per Unit Cancelation Value” has the meaning set forth in Section 2.06(c).

“Permits” means all federal, state, local and foreign permits, licenses, franchises, approvals, waivers, certificates, certifications, authorizations and consents required to be obtained from Governmental Authorities.

“Permitted Encumbrances” means (a) statutory liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures; (b) mechanics’, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business; (c) easements, rights of way, zoning ordinances and other similar encumbrances affecting Leased Real Property that do not interfere with the use of such assets or properties as currently used; and (d) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, in each case as related to the Business or the Purchase Assets.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Personal Information” means any information that, alone or in combination with other information, identifies or allows the identification of, or contact with, any individual, including an individual’s name, address, telephone number, e-mail address, IP address, mobile device identifier, geolocation, date of birth, photograph, social security number or tax identification number, credit card number, bank information, or biometric identifiers.

“Post-Closing Representation” has the meaning set forth in Section 10.15(a).

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period beginning after the Closing Date.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

 “Purchase Price” has the meaning set forth in Section 2.05.

“Purchased Assets” has the meaning set forth in Section 2.01.

“Qualified Benefit Plan” has the meaning set forth in Section 4.14(b).

“R&W Insurance Policy” means a representation and warranties insurance policy issued by to be issued to Buyer on the Closing Date on terms and conditions acceptable to Buyer in its sole discretion.

“Receivables” means all receivables (including, without limitation, accounts receivable, loans receivable and customer advances) arising from or related to the Business and which are set forth in Section 2.01(a) of the Disclosure Schedules. An updated Schedule 2.01(a) of the Disclosure Schedules shall be delivered by Seller to Buyer on and as of the Closing Date. Such updated Schedule 2.01(a) of the Disclosure Schedules shall be incorporated into the Disclosure Schedules as if delivered as of the date hereof.

“Related Party” shall mean any present stockholder, officer, director, Affiliate, or employee of Seller, or any person who was a stockholder, officer, director, Affiliate or employee of Seller within the twelve months preceding the Closing Date, or any parent, child, sibling or spouse who resides with, or is a dependent of, any such person or entity controlled by such person.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Representative” means, with respect to any Person, any and all directors, partners, members, managers, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Resolution Period” has the meaning set forth in Section 2.08(c)(ii).

“Review Period” has the meaning set forth in Section 2.08(c)(i).

“Sale” has the meaning set forth in the recitals.

“Sanctions” has the meaning set forth in Section 4.24.

“Seller” has the meaning set forth in the preamble.

“Seller Acquisition Agreement” has the meaning set forth in Section 6.18(b).

“Seller Adverse Recommendation Change” has the meaning set forth in Section 6.18(b).

“Seller Board Recommendation” has the meaning set forth in Section 6.18(b).

“SEC” means the United States Securities and Exchange Commission.

“Seller Fundamental Representations” has the meaning set forth in Section 8.01.

“Seller Indemnified Party(ies)” has the meaning set forth in Section 8.03.

“Seller IP Representations” has the meaning set forth in Section 8.01.

“Seller Related Parties” has the meaning set forth in Section 9.02(f).

“Seller Special Indemnification Matters” has the meaning set forth in Section 8.04(a).

“Sensitive Data” means all confidential information, proprietary information, Personal Information, trade secrets and any other information protected by Law or Contract that is collected, created, maintained, stored, transmitted, used, disclosed or otherwise processed by or for the Business, including any information that is governed, regulated or protected by any Law, Contract, or that is subject to PCI DSS.

“SraxMD Marks” has the meaning set forth in Section 6.14.

“Statement of Objections” has the meaning set forth in Section 2.08(c)(ii).

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any other Person of which an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the Equity Interests of which) is owned directly or indirectly by such first Person.  For the purposes hereof, the term Subsidiary shall include all Subsidiaries of such Subsidiary.

“Superior Proposal” means a bona fide written Acquisition Proposal, which did not result from or arise in connection with a breach (or the making thereof constitutes a breach) of Section 6.18, that the board of directors of Seller or a duly authorized committee concludes in good faith by a majority vote, after consultation with outside legal counsel to be (a) more favorable to Seller’s stockholders (in their capacities as such) from a financial point of view than the transactions contemplated by this Agreement (including any material alterations to this Agreement proposed in writing by Buyer within five (5) Business Days after receipt of the Initial Superior Proposal Notice in response thereto), and (b) reasonably likely to be consummated on the terms proposed and the purchaser has represented that either it has sufficient funds available to consummate the proposal or the financing of which is fully committed, in each case, taking into account, in its good faith judgment, (i) the financial terms of such Acquisition Proposal, (ii) the identity of the third party making such Acquisition Proposal, (iii) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Acquisition Proposal, and (iv) the other terms and conditions of such Acquisition Proposal and the implications thereof on Seller, including relevant legal, regulatory and other aspects of such Acquisition Proposal deemed relevant by the board of directors of Seller; provided, that for purposes of the definition of “Superior Proposal,” the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “50%”.

“Survival Period” has the meaning set forth in Section 8.01.

“Takeover Statute” means the restrictions on “business combinations” set forth in Section 203 of the DGCL or any other “moratorium,” “control share,” “fair price,” “interested stockholder” or other similar anti-takeover statute or regulation enacted under any Laws applicable to Seller or any of its Subsidiaries

“Tangible Personal Property” has the meaning set forth in Section 2.01(d).

“Target Working Capital” means $3,000,000.00.

“Taxes” means (i) all federal, state, local or foreign taxes, including all income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges in the nature of a tax, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with any item described in clause (i), and (iii) any liability in respect of any items described in clauses (i) or (ii) payable by reason of Contract, assumption, transferee liability, operation of Law, or Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law).

“Tax Return” means any return, report or statement filed or required to be filed with a Governmental Authority with respect to any Taxes (including any elections, declarations, schedules or attachments thereto, and any amendment thereof) including any information return, claim for refund, amended return or declaration of estimated Taxes.

“Technology” means, collectively, all designs, formulas, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, Software, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology.

“Termination Agreements” has the meaning set forth in Section 3.02(a)(x).

“Termination Fee” means a cash payment made by Seller to Buyer pursuant to Section 9.02(b) and equal to $1,957,000.00, except that in the event this Agreement is terminated by Seller or Buyer pursuant to Section 9.01(g) or (h), the “Termination Fee” shall mean a cash amount equal to $545,000.00.

“Third Party Claim” has the meaning set forth in Section 8.05(a).

“Threshold” has the meaning set forth in Section 8.04(b).

“Trademark Assignment Agreement” has the meaning set forth in Section 3.02(a)(viii).

“Transaction Documents” means this Agreement, the Bill of Sale, the Assignment and Assumption Agreement, the Patent Assignment Agreement, the Trademark Assignment Agreement, the Employment Agreements, the Transition Services Agreement, the Master Services Agreement, the Escrow Agreement, the Lien Release Agreement, the Termination Agreements and the other agreements, instruments and documents required to be delivered at the Closing.

“Transaction Expenses” means (a) the aggregate amount required to pay and satisfy in full all costs, fees, expenses and other payment obligations (including, but not limited to, legal, accounting, consulting, advisory and brokerage fees and expenses) incurred by Seller or the Business prior to the Closing in connection with the negotiation,  preparation, execution, consummation and performance of this Agreement and the Transaction Documents and consummation of the transactions contemplated hereby and thereby, including without limitation one-half of all costs arising out of the R&W Insurance Policy (provided that the portion of such costs payable by Seller shall not exceed $175,000.00), and the fees and expenses of professionals retained by Seller, (b) all bonuses (including stay bonuses, transaction bonuses or similar bonuses), severance payments, retention payments and other change-of-control payments payable to any officer, employee or director of Seller or the Business in connection with this Agreement and the employer portion of any Payroll Taxes related thereto, (c) the amounts due to Fast Pay Partners LLC under the Consent and Release Under Financing and Security Agreement, dated as of the Closing Date and (d) the amounts due to Erin DeRuggiero under the Bonus and Stay Agreement, dated as of March 20, 2018, for the repurchase by Seller of 514,667 shares of Seller’s Class A common stock from Erin DeRuggiero.  For the avoidance of doubt, Transaction Expenses shall exclude all amounts otherwise included in the calculation of Working Capital.

“Transaction Litigation” has the meaning set forth in Section 6.19.

“Transfer Taxes” has the meaning set forth in Section 6.08(c).

“Transition Services Agreement” has the meaning set forth in Section 3.02(a)(vi).

“Willful Breach” means a breach that is a consequence of an act or omission knowingly undertaken or knowingly omitted by the breaching party with the knowledge that such act or omission would cause a breach of this Agreement.

“Working Capital” means Current Assets of the Business as of open of business on the Closing Date minus Current Liabilities of the Business as of open of business on the Closing Date (including liabilities for earned sales commissions for the calendar quarter commencing July 1, 2018 payable to Buyer Employees after the Closing and the employer portion of any Payroll Taxes related thereto), in each case as determined in accordance with GAAP (except for the methodologies and procedures set forth on Schedule A).  For the avoidance of doubt, the calculation of Working Capital shall be determined in accordance with the illustrative calculation of the Working Capital attached hereto as Schedule A and shall entirely disregard any and all effects on the Current Assets of the Business or Current Liabilities of

the Business directly related to the consummation of the transactions contemplated hereby.  No party shall challenge the methodology or principles used in the illustrative calculation of the Working Capital set forth in Schedule A; provided, that for the avoidance of doubt nothing in this definition shall prohibit or limit the parties from taking any action under Section 2.08.

ARTICLE II
PURCHASE AND SALE

Section 2.01

Purchase and Sale of the Purchased Assets.  Subject to the terms and conditions set forth herein, at the Closing, Seller shall, and shall cause its Affiliates to, sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller or its Affiliates, as applicable, all right, title and interest in, to and under the business, properties, assets, goodwill and rights of Seller and its Affiliates of whatever kind and nature, real or personal, tangible or intangible, that are owned, leased, used or licensed by Seller and primarily used in the operation of the Business as of the Closing Date, in each case, to the extent that such business, assets, properties, goodwill and rights exist as of the Closing Date and primarily relate to the Business, except for the Excluded Assets (collectively, the “Purchased Assets”), free and clear of all Encumbrances, other than Permitted Encumbrances, including (except in each case with respect to the Excluded Assets) all of such right, title and interest in and to the following:

(a)

all Receivables as set forth in Section 2.01(a) of the Disclosure Schedules;

(b)

all Contracts as set forth in Section 2.01(b) of the Disclosure Schedules, including the Intellectual Property Agreements (the “Assigned Contracts”);

(c)

all Intellectual Property Assets and Technology of the Business, including the Intellectual Property Assets and Technology set forth in Section 2.01(c) of the Disclosure Schedules;

(d)

all furniture, fixtures, equipment, supplies and other tangible personal property of the Business included with the Leased Real Property, as listed on Section 2.01(d) of the Disclosure Schedules (the “Tangible Personal Property”);

(e)

all Leased Real Property of the Business listed on Section 2.01(e) of the Disclosure Schedules;

(f)

all Permits used or held for use primarily in connection with the Business as set forth in Section 2.01(f) of the Disclosure Schedules;

(g)

all of Sellers’ books and records related to or used or held for use primarily in connection with the Business including, without limitation: (a) all corporate records; (b) executed copies of all of the Assigned Contracts; (c) all equipment, products and other warranties pertaining to the Purchased Assets; (d) all technical information and data, maps, computer files, diagrams, blueprints and schematics; (e) all filings made with or records required to be kept by any Governmental Authority (including all backup information on which such filings are based); (f) all research and development reports; (g) all equipment and operating logs; (h) all financial and accounting records; (i) all books and records relating to Tax matters; (j) all creative, promotional or advertising materials; (k) all personnel records and files of the Buyer Employees; (l) all customer, vendor and supplier invoices and lists, client and supplier correspondence (in all cases, in any form or medium, including computerized media), mailing lists and other distribution lists; and (m) all sales data and information, billing records and manuals (“Books and Records”);

(h)

all rights, claims and credits arising under insurance policies and all guarantees, warranties, indemnities and similar rights in favor of any of Seller in respect of any Purchased Asset or any Assumed Liability that exist prior to the Closing Date;

(i)

all rights, claims, credits, causes of action, rights to indemnification and contribution or rights of setoff against third parties (other than Seller) relating to any Purchased Asset or any Assumed Liability that exist prior to the Closing Date;

(j)

all credits, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items that primarily relate to the Business (except for Tax credits, Tax refunds and other Tax assets for any Pre-Closing Tax Period);

(k)

all Current Assets of the Business reflected in Closing Working Capital;

(l)

all rights to receive mail and other communications related to the Business;

(m)

all telephone, facsimile numbers and email addresses of the Business;

(n)

all historical records, images, advertisements, brochures and similar items related to or used or held for use in connection with the Business;

(o)

all goodwill, trade secrets and confidential information associated with the Business including, without limitation, the goodwill associated with existing customer relationships of the Business, and all rights, claims or credits relating to or deriving from, any of the assets described in the foregoing clauses; and

(p)

the sole right to use the name “SRAXmd” and derivations thereof.

To the extent any assets used in the Business that are not Excluded Assets are held by Affiliates of Seller, then Seller shall cause its Affiliates to transfer such assets to Buyer, which shall be included as “Purchased Assets” hereunder.

Section 2.02

Excluded Assets.  Other than the Purchased Assets subject to Section 2.01, Buyer expressly understands and agrees that it is not purchasing or acquiring, and Seller is not selling or assigning, any other assets or properties of Seller, and all such assets and properties listed below shall be excluded from the Purchased Assets (the “Excluded Assets”). Excluded Assets are the following assets and properties of Seller:

(a)

to the extent not included in Current Assets, all cash and cash equivalents, bank accounts and securities of Seller;

(b)

all accounts or notes receivable of the businesses of Seller other than Receivables;

(c)

all Contracts that are not Assigned Contracts;

(d)

all Intellectual Property of Seller other than the Intellectual Property Assets;

(e)

the corporate seals, organizational documents, minute books, stock books, Tax Returns and related records and workpapers, books of account or other records having to do with the corporate organization of Seller, all employee-related or employee benefit-related files or records, other than personnel files of Buyer Employees, and any other books and records which Seller is prohibited from disclosing or transferring to Buyer under applicable Law and is required by applicable Law to retain;

(f)

all insurance policies of Seller and all rights to applicable claims and proceeds thereunder;

(g)

all Benefit Plans and trusts or other assets attributable thereto;

(h)

all rights to any Action of any nature available to or being pursued by Seller, whether arising by way of counterclaim or otherwise, to the extent primarily relating to any Excluded Asset or any Liability that is not an Assumed Liability;

(i)

all securities or other Equity Interests of any Person owned or held by Seller;

(j)

all documents maintained by Seller in connection with the transactions contemplated by this Agreement or any of the Transaction Documents; and

(k)

the rights which accrue or will accrue to Seller under the Transaction Documents.

Section 2.03

Assumed Liabilities. Subject to the terms and conditions set forth herein, at the Closing, Buyer shall assume and agree to pay, perform and discharge when due the following (collectively, the “Assumed Liabilities”):

(a)

all trade accounts payable of Seller to third parties in connection with the Business that remain unpaid as of the Closing Date and are reflected in the Closing Working Capital;

(b)

all liabilities and obligations under the Assigned Contracts arising from the ownership, operation and conduct of the Business after the Closing, except those liabilities and obligations relating to the Excluded Assets or Excluded Liabilities; provided, however, that any trade accounts payable of Seller in connection with an Assigned Contract that remain unpaid as of the Closing Date and are not reflected in the Closing Working Capital shall be Excluded Liabilities;

(c)

all Liabilities for (i) Taxes with respect to the Business or the Purchased Assets for any post-Closing Tax Period and (ii) Transfer Taxes for which Buyer is responsible under Section 6.08(c);

(d)

all liabilities for sales commissions for the calendar quarter commencing July 1, 2018 which are earned and payable to Buyer Employees after the Closing and are reflected in Closing Working Capital; and

(e)

all Current Liabilities of the Business reflected in Closing Working Capital;

provided, however, that the Assumed Liabilities shall not include any liabilities or obligations (A) arising from or relating to any breach by Seller of any Assumed Contract, (B) arising from or relating to any event, circumstance or condition occurring or existing on or prior to the Closing Date that, with notice or lapse of time or both, would constitute or result in a breach by Seller of any Assumed Contract or (C) arising from any violation of Laws, breach of warranty, tort or infringement or other condition, fact or circumstance existing or occurring on or before the Closing Date.

Section 2.04

Excluded Liabilities. Except for the Assumed Liabilities subject to Section 2.03, Buyer shall not assume and shall not be responsible to pay, perform or discharge any other liabilities or obligations of Seller or its Subsidiaries (collectively, the “Excluded Liabilities”).  Excluded Liabilities, without limitation, are as follows:

(a)

any liabilities or obligations of Seller not arising out of or relating to Seller’s ownership or operation of the Business and the Purchased Assets;

(b)

any liability, obligation or commitment arising out of any Contract that is not an Assigned Contract;

(c)

any default or breach of any Contract, breach of warranty, tort, infringement, violation of Laws or environmental, health or safety matter, including, without limitation, any arising under any Environmental Laws or relating to Hazardous Substances;

(d)

any Liabilities for (i) Taxes with respect to the Business or the Excluded Assets, for any Pre-Closing Tax Period, (ii) Taxes of Seller, including any liability of Seller for Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provisions of state, local or foreign law), as a transferee or as a result of a Tax sharing or similar agreement, and (iii) Transfer Taxes for which Seller is responsible under Section 6.08(c);

(e)

any liability, obligation or commitment arising out of or relating to (i) the employment (including the application for or termination of employment) of any Business Employee by Seller prior to or on the Closing Date, or (ii) the provision of services by any other Person to Seller prior to or on the Closing Date;

(f)

any liability, obligation or commitment of Seller (including any liabilities resulting from unfunded liabilities under any employee benefit plan subject to ERISA) under any Benefit Plan, employment, benefit or compensation, pension, profit-sharing or welfare plans, contracts, employment agreements or offer letters, policies, practices or arrangements, oral or written, covering the Business Employees, including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, equity-based, incentive and bonus plans;

(g)

any bonuses (including stay bonuses, transaction bonuses or similar bonuses), severance payments, retention payments and other change-of-control payments payable to any officer, employee or director of Seller or the Business in connection with this Agreement and the employer portion of any Payroll Taxes related thereto;

(h)

any liability, obligation or commitment of any of Sellers to the extent relating to, or arising out of, any Excluded Asset, or to the extent arising out of the ownership by Seller of the Excluded Assets or associated with the realization of the benefits of any Excluded Asset;

(i)

any liability or obligation arising out of or related to Indebtedness;

(j)

any liability or obligation arising out of or related to Transaction Expenses; and

(k)

any liability or obligation arising from, relating to or in connection with the Business prior to the Closing unless expressly included as an Assumed Liability.

Section 2.05

Purchase Price. The aggregate purchase price for the Purchased Assets (the “Purchase Price”) shall be:

(a)

$43,500,000 in cash (the “Base Purchase Price”);

(b)

plus, the amount by which Estimated Working Capital exceeds Target Working Capital or minus the amount by which Target Working Capital exceeds Estimated Net Working Capital;

(c)

plus the Earn-out Payment, if any;

(d)

minus the Equity Rollover Value.

Section 2.06

Payments; Equity Issuance.

(a)

Buyer will pay at the Closing:

(i)

to Seller, by wire transfer of immediately available funds to such accounts as specified in writing by Seller to Buyer at least two (2) Business Days prior to the Closing Date, an amount equal to the Base Purchase Price, minus Transaction Expenses, minus the Adjustment Escrow Amount, minus the Indemnity Escrow Amount, minus the Bridge Loan Payoff Amount, minus the Equity Rollover Value, plus or minus (as applicable), the Adjustment Amount (if any) set forth in Section 2.05(b) (the “Closing Payment Amount”);

(ii)

to the Persons to whom Transaction Expenses are owed and outstanding as of the Closing Date, by wire transfer of immediately available funds, such amounts and to such accounts as specified in writing by Seller to Buyer at least two (2) Business Days prior to the Closing Date;

(iii)

to the Escrow Agent, an amount equal to the Adjustment Escrow Amount, to be held and disbursed by the Escrow Agent upon the terms and subject to the conditions set forth in this Agreement and the Escrow Agreement; and

(iv)

to the Escrow Agent, an amount equal to the Indemnity Escrow Amount, to be held and disbursed by the Escrow Agent upon the terms and subject to the conditions set forth in this Agreement and the Escrow Agreement.

(b)

As additional consideration for the Purchased Assets, at the Closing, Buyer will cause Parent to issue to Seller, and Seller will acquire, the Equity Rollover Units.

(c)

Parent shall have the right, following Closing, to automatically, and without any other action or approval from Seller, cancel an amount of Class A Units issued to Seller as Equity Rollover Units that is equivalent to the amount of (i) any adjustment to the Purchase Price owed to Buyer pursuant to Section 2.08 and (ii) any Losses to which any Buyer Indemnified Party may be entitled to under Article VIII of this Agreement or any other Transaction Document, in each case if Seller does not promptly pay any such amounts owed within thirty (30) calendar days after receiving a written request from Buyer for payment of such amounts.  The value of each Class A Unit at the time such cancellation (the “Per Unit Cancelation Value”) shall be equal to the lower of (x) the price per Class A Unit paid by an Affiliate of Halyard Capital on the Closing Date or (y) the fair market value as determined in good faith by the board of managers of Parent and calculated based upon the arm’s length sale of a Class A Unit.  In the event that Seller disputes the determination of the Per Unit Cancellation Value of the Equity Rollover Units, such dispute shall be submitted by the parties for resolution to the Independent

Accountant who, acting as expert and not arbitrator, shall resolve determine the Per Unit Cancellation Value. The Independent Accountant shall only decide the Per Unit Cancellation Value and the Independent Account’s decision must be within the range of values assigned the Class A Units by the parties.  All expenses and fees of the Independent Accountant and the administrative costs of the proceeding, including reasonable fees and costs, shall be borne by Buyer, on the one hand, and Seller, on the other hand, based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party, as determined by the Independent Accountant. The Independent Accountant shall make a determination as soon as practicable, but in no event later than thirty (30) days (or such other time as the parties hereto shall agree in writing) after its engagement, and the Independent Accountant’s determination of the Per Unit Cancellation Value shall be final, conclusive and binding upon the parties hereto and their respective successors and assigns, and not subject to any collateral attack for any reason absent manifest error or fraud.

Section 2.07

Allocation of Purchase Price.  Within one hundred twenty (120) days after the Closing Date, Buyer shall deliver to Seller a schedule allocating the Purchase Price, as adjusted in accordance with Section 2.08 (including any liabilities and other items treated as consideration for the Purchased Assets for U.S. federal income Tax purposes) (the “Allocation Schedule”). The Allocation Schedule shall be prepared in accordance with Section 1060 of the Code. The Allocation Schedule shall be deemed final unless Seller notifies the Buyer in writing that Buyer objects to one or more items reflected in the Allocation Schedule within forty-five (45) days after delivery of the Allocation Schedule to Seller. In the event of any such objection, Seller and Buyer shall negotiate in good faith to resolve such dispute; provided, however, that if Seller and Buyer are unable to resolve any dispute with respect to the Allocation Schedule within thirty (30) days after the delivery of the Allocation Schedule to Seller, such dispute shall be resolved by an Independent Accountant (as defined below). The fees and expenses of such Independent Accountant shall be borne by Seller. Seller and Buyer agree to file their respective Internal Revenue Service Forms 8594 and all federal, state and local Tax Returns in accordance with the Allocation Schedule. Neither Buyer nor Sellers shall take any position (whether in audits, Tax returns or otherwise) that is inconsistent with such allocation unless required to do so by applicable legal requirements. For U.S. federal income and applicable state tax purposes, the parties intend to treat Seller as contributing a portion of the Purchased Assets with a value equal to the Equity Rollover Value to Parent in exchange for the Equity Rollover Units.

Section 2.08

Working Capital Adjustment.

(a)

Estimated Closing Statement.  Not later than five (5) Business Days prior to the Closing Date, Seller shall deliver to Buyer a reasonably detailed statement (the “Estimated Closing Statement”) containing a good faith estimate of Working Capital in accordance with the illustrative calculation set forth on Schedule A hereto (specifying each of the items included in the estimated Current Assets of the Business and estimated Current Liabilities of the Business) (the “Estimated Working Capital”).

(b)

Closing Statement.  As promptly as practicable and in any event no later than one hundred and twenty (120) days after the Closing Date, Buyer shall prepare and deliver to Seller a statement (the “Closing Statement”) setting forth in reasonable detail the determination of Working Capital (the “Closing Working Capital”) including such schedules and data as may be appropriate to support such calculations (the “Closing Statement”).

(c)

Examination and Review.

(i)

After receipt of the Closing Statement, Seller shall have forty-five (45) days (the “Review Period”) to review the Closing Statement. During the Review Period, Seller shall have reasonable access to the Books and Records of the Business, the personnel of, and work papers prepared by, Buyer and/or Buyer’s accountants, and such historical financial information of the Business (to the extent in Buyer’s possession) as is reasonably necessary to review the Closing Statement, provided , that such access shall be at Seller’s expense, during normal business hours, upon reasonable advance notice to Buyer and in a manner that does not interfere with the normal business operations of Buyer.

(ii)

On or prior to the last day of the Review Period, Seller may object to the Closing Statement by delivering to Buyer a written statement setting forth Seller’s objections in reasonable detail, indicating each disputed item or amount and the basis for Seller’s disagreement therewith (the “Statement of Objections”). If Seller fails to deliver the Statement of Objections to Buyer before the expiration of the Review Period, the Closing Working Capital reflected in the Closing Statement shall be deemed to have been accepted by Seller. If Seller delivers the Statement of Objections to Buyer before the expiration of the Review Period, Buyer and Seller shall negotiate in good faith to resolve such objections within thirty (30) days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the Closing Working Capital reflected in the Closing Statement with such changes as may have been previously agreed in writing by Buyer and Seller, shall be final and binding on the parties hereto.

(iii)

If Seller and Buyer fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts or items remaining in dispute (“Disputed Amounts”) shall be submitted by either Seller or Buyer for resolution to the office of an impartial nationally recognized firm of independent certified public accountants mutually acceptable to Buyer and Seller (the “Independent Accountant ”) who, acting as expert and not arbitrator, shall resolve the Disputed Amounts only and make any adjustments to the Closing Working Capital reflected in the Closing Statement. The Independent Accountant shall only decide the specific items under dispute by the parties and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Statement and the Statement of Objections, respectively.  All expenses and fees of the Independent Accountant and the administrative costs of the proceeding, including reasonable fees and costs, shall be borne by Buyer, on the one hand, and Seller, on the other hand, based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party, as determined by the Independent Accountant. The Independent Accountant shall make a determination as soon as practicable, but in no event later than thirty (30) days (or such other time as the parties hereto shall agree in writing) after its engagement, and the Independent Accountant’s resolution of the Disputed Amounts and its adjustments to the Closing Working Capital set forth in the Closing Statement shall be final, conclusive and binding upon the parties hereto and their respective successors and assigns, and not subject to any collateral attack for any reason absent manifest error or fraud.

(d)

Purchase Price Adjustment; Payment.  Subject to the resolution of any disputes regarding the Closing Statement, to the extent that the Closing Working Capital as finally determined in accordance with Section 2.08(c) exceeds the Estimated Working Capital, Buyer and Seller shall (a) instruct the Escrow Agent to release all amounts in the Adjustment Escrow Account, in accordance with and subject to the terms of this Agreement and the Escrow Agreement, to Seller and (b) pay in cash to Seller any excess by wire transfer of immediately available funds, or (ii) if the Estimated Working Capital exceeds the Closing Working Capital, Buyer and Seller shall instruct the Escrow Agent to release from the Adjustment Escrow Account to Buyer, in accordance with and subject to the terms of this Agreement and the Escrow Agreement, such excess.  If the Adjustment Escrow Amount is insufficient to satisfy Seller’s obligations under this Section 2.08(d), then Seller shall promptly pay the remaining amount to Buyer, by wire transfer of immediately available funds to such accounts as specified by Buyer to Seller.  If after release of the excess amount to Buyer, there remains any amount in the Adjustment

Escrow Account, then Seller and Buyer shall instruct the Escrow Agent to promptly pay any remaining amount in such Adjustment Escrow Account to Seller.

Section 2.09

Earn-Out.

(a)

Earn-Out Payments.  In addition to the payments set forth in Section 2.06(a)(i), Buyer shall pay Seller additional consideration (such payment, the “Earn-out Payment”) for the Purchased Assets in accordance with this Section 2.09 equal to (i) $2,250,000 if 2018 Gross Margin is greater than or equal to thirteen million five hundred thousand dollars ($13,500,000) (the “Earn-out Threshold”), plus (ii) $2.70 for each dollar of 2018 Gross Margin between the Earn-out Threshold and sixteen million dollars ($16,000,000); provided, in no event shall Buyer be obligated to pay Seller an Earn-out Payment in excess of nine million dollars ($9,000,000); provided, further, that if 2018 Gross Margin does not exceed the Earn-out Threshold, the Earn-out Payment shall be zero (0) and Buyer shall not be obligated to make any additional payments to Seller pursuant to this Section 2.09.  All payments made (or deemed to be made) pursuant to this Section 2.09 shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.  For the purposes of this Section 2.09, “2018 Gross Margin” means an amount equal to the sum of (x) $4,229,651.00 plus the difference of (A) the Business’ revenue for the period starting on July 1, 2018 and ending on December 31, 2018, minus (B) the Business’ cost of goods sold for the period starting on the July 1, 2018 and ending on December 31, 2018, in each case determined in a manner in accordance with generally accepted accounting principles and reasonably consistent with Seller’s past practices.

(b)

Earn-out Statements.  Within twenty (20) days of the beginning of each calendar month following the Closing Date, Buyer will provide Seller an unaudited report which details the revenue and Gross Margin for the preceding month. As promptly as practicable and in any event no later than the earlier of: (x) twenty (20) days after Buyer’s accountants deliver to Buyer its audited financial statements for the year ending December 31, 2018 (the “2018 Buyer Audited Financial Statements”), or (y) March 31, 2019, Buyer shall prepare and deliver to Seller a statement (the “Earn-out Statement”) setting forth in reasonable detail Buyer’s good faith calculation of (i) 2018 Gross Margin, (ii) the amount (if any) by which 2018 Gross Margin exceeds the Earn-out Threshold and (iii) the Earn-out Payment (if any) (the “Earn-out Calculation”), including such schedules and data as may be appropriate to support such calculations.

(c)

Examination and Review.

(i)

After receipt of the Earn-out Statement, Seller shall have twenty (20) days (the “Earn-out Review Period”) to review the Earn-out Statement. During the Earn-out Review Period, Seller shall have reasonable access to the Books and Records of the Business, the personnel of, and work papers prepared by, Buyer and/or Buyer’s accountants, and such historical financial information of the Business (to the extent in Buyer’s possession) as is reasonably necessary to review the Earn-out Statement, provided, that such access shall be at Seller’s expense, during normal business hours, upon reasonable advance notice to Buyer and in a manner that does not interfere with the normal business operations of Buyer.

(ii)

On or prior to the last day of the Earn-out Review Period, Seller may object to the Earn-out Statement by delivering to Buyer a Statement of Objections with respect to any disputed items in the Earn-out Statement. If Seller fails to deliver the Statement of Objections to Buyer before the expiration of the Earn-out Review Period, the Earn-out Calculation reflected in the Earn-out Statement shall be deemed to have been accepted by Seller. If Seller delivers the Statement of Objections to Buyer before the expiration of the Earn-out Review Period, Buyer and Seller shall negotiate in good faith to resolve such objections within thirty (30) days after the delivery of the Statement of Objections

(the “Earn-out Resolution Period”), and, if the same are so resolved within the Earn-out Resolution Period, the Earn-out Calculation reflected in the Earn-out Statement with such changes as may have been previously agreed in writing by Buyer and Seller, shall be final and binding on the parties hereto.

(iii)

If Seller and Buyer fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Earn-out Resolution Period, then any amounts or items remaining in dispute (“Earn-out Disputed Amounts”) shall be submitted by either Seller or Buyer for resolution to the Independent Accountant who, acting as expert and not arbitrator, shall resolve the Earn-out Disputed Amounts only and make any adjustments to the Earn-out Calculation reflected in the Earn-out Statement. The Independent Accountant shall only decide the specific items under dispute by the parties and their decision for each Earn-out Disputed Amount must be within the range of values assigned to each such item in the Earn-out Statement and the Statement of Objections, respectively.  All expenses and fees of the Independent Accountant and the administrative costs of the proceeding, including reasonable fees and costs, shall be borne by Buyer, on the one hand, and Seller, on the other hand, based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party, as determined by the Independent Accountant. The Independent Accountant shall make a determination as soon as practicable, but in no event later than thirty (30) days (or such other time as the parties hereto shall agree in writing) after its engagement, and the Independent Accountant’s resolution of the Earn-out Disputed Amounts and its adjustments to the Earn-out Calculation set forth in the Earn-out Statement shall be final, conclusive and binding upon the parties hereto and their respective successors and assigns, and not subject to any collateral attack for any reason absent manifest error or fraud.

(d)

Payment.  Subject to the resolution of any disputes regarding the Earn-out Statement, to the extent that the Earn-out Payment is finally determined in accordance with Section 2.09(c), Buyer shall, within 5 days of such final determination, pay in cash to Seller by wire transfer of immediately available funds an amount equal to the Earn-out Payment.

(e)

Right of Set-off.  Buyer shall have the right to withhold and set-off against any amounts otherwise due to be paid to Seller pursuant to this Section 2.09 the amount of (i) any adjustment to the Purchase Price owed to it pursuant to Section 2.08 and (ii) any Losses to which any Buyer Indemnified Party may be entitled to under Article VIII of this Agreement or any other Transaction Document.

Section 2.10

Non-assignable Assets; Third Party Consents.

(a)

Notwithstanding anything to the contrary in this Agreement, and subject to the provisions of this Section 2.10, to the extent that the sale, assignment, transfer, conveyance or delivery, or attempted sale, assignment, transfer, conveyance or delivery, to Buyer of any Purchased Asset would result in a violation of applicable Law, or would require the consent, authorization, approval or waiver of a Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (including any Governmental Authority), and such consent, authorization, approval or waiver shall not have been obtained prior to the Closing, this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or an attempted sale, assignment, transfer, conveyance or delivery, thereof; provided, however, that, subject to the satisfaction or waiver of the conditions contained in Article VII, the Closing shall occur notwithstanding the foregoing without any adjustment to the Purchase Price on account thereof. Following the Closing, Seller and Buyer shall use commercially reasonable best efforts, and shall cooperate with each other, and Seller shall cause its Affiliates to use commercially reasonable best efforts and cooperate with Buyer, to obtain any such required consent, authorization, approval or waiver, or any release, substitution or amendment required to novate all liabilities and obligations under any and all Purchased Assets or other liabilities that constitute Assumed Liabilities or to obtain in writing the unconditional release of all parties to such arrangements, so that, in any case, Buyer shall be solely responsible for such Assumed Liabilities and obligations from and after the Closing Date and solely benefit from the Purchased Assets from and after the Closing Date; provided, however, that neither Seller nor Buyer shall be required to pay any consideration therefor. Once such consent, authorization, approval, waiver, release, substitution or amendment is obtained, Seller shall, and shall cause its Affiliates to, sell, assign, transfer, convey and deliver to Buyer the relevant Purchased Asset to which such consent, authorization, approval, waiver, release, substitution or amendment relates for no additional consideration. Applicable Transfer Taxes in connection with such sale, assignment, transfer, conveyance or license shall be paid by the parties in accordance with Section 6.08.

(b)

To the extent that any Purchased Asset and/or Assumed Liability cannot be transferred to Buyer following the Closing pursuant to this Section 2.10, Buyer and Seller, to the maximum extent permitted by Law, shall, and Seller shall cause its Affiliates to, enter into such arrangements (such as subleasing, sublicensing or subcontracting) to provide to the parties the economic and, to (i) the extent permitted under applicable Law and (ii) not prohibited by the Purchase Asset, operational equivalent of the transfer of such Purchased Asset and/or Assumed Liability to Buyer as of the Closing and the performance by Buyer of its obligations with respect thereto. To the extent such an arrangement cannot be entered into, Seller shall, and shall cause its Affiliates to, (a) use commercially reasonable best efforts to enforce any rights of Seller or its Affiliates, as applicable, arising from such Purchased Asset (including, without limitation, a right of termination) and (b) indemnify and hold harmless each Buyer Indemnified Party from any and all damages incurred or suffered by a Buyer Indemnified Party resulting from, arising out of or related to such arrangement not being obtained. Notwithstanding any provision in this Section 2.10 to the contrary, Buyer shall not be deemed to have waived its rights under Section 7.02 hereof unless and until Buyer either provides written waiver thereof or elects to proceed to consummate the transactions contemplated by this Agreement at Closing. To the extent permitted under applicable Law, Buyer shall, as agent or subcontractor for Seller or its Affiliates, as applicable, pay, perform and discharge fully the liabilities and obligations of Seller, to the extent they are Assumed Liabilities of such Purchased Asset, thereunder from and after the Closing Date. To the extent permitted under applicable Law, Seller shall, and shall cause its Affiliates to, hold in trust for and pay to Buyer promptly upon receipt thereof, such Purchased Asset and all income, proceeds and other monies received by Seller or its Affiliates, as applicable, to the extent related to such Purchased Asset in connection with the arrangements under this Section 2.10. Each party shall be permitted, as applicable, to set off against such amounts all direct costs associated with the retention and maintenance of such Purchased Assets and all direct costs associated with the payment, performance and discharge of the Assumed Liabilities of such Purchased Asset.

Section 2.11

Withholding Taxes. Buyer shall be entitled to deduct and withhold from the Purchase Price and any Earn-out Payment all Taxes that Buyer may be required to deduct and withhold under any provision of Tax Law. All such withheld amounts shall be treated as delivered to Seller hereunder.

Section 2.12

Buyer Assignment.  Notwithstanding anything herein to the contrary, and for all purposes of this Agreement and the transactions contemplated hereby, Seller and the Buyer agree that the Buyer shall be entitled to assign its rights to purchase all or a portion of the Purchased Assets and its obligations to assume all or portion the Assumed Liabilities to any one or more Affiliates of the Buyer.

ARTICLE III
CLOSING

Section 3.01

Closing.  Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of The Silvestre Law Group, P.C. located at 31200 Via Colinas, Suite 200, Westlake Village, CA 91362, on or before August 6, 2018; provided, that all the conditions to Closing set forth in Article VII are either satisfied or waived; provided, further, if all such conditions to Closing are not satisfied as August 6, 2018, (other than conditions which, by their nature, are to be satisfied on the Closing Date), Buyer may, in its discretion, determine that the Closing shall take place on August 7, 2018.  The date on which the Closing is to occur is herein referred to as the “Closing Date”.

Section 3.02

Closing Deliverables.

(a)

At the Closing, Seller shall deliver to Buyer the following:

(i)

a bill of sale in the form of Exhibit B hereto (the “Bill of Sale”) duly executed by Seller, transferring the tangible personal property included in the Purchased Assets to Buyer;

(ii)

an assignment and assumption agreement in the form of Exhibit C hereto (the “Assignment and Assumption Agreement”) duly executed by Seller, effecting the assignment to and assumption by Buyer of the Purchased Assets and the Assumed Liabilities;

(iii)

a certificate pursuant to Treasury Regulations Section 1.1445-2(b) that Seller is not a foreign person within the meaning of Section 1445 of the Code duly executed by Seller;

(iv)

a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying (i) the names and signatures of the officers of Seller who are authorized to sign this Agreement and the Transaction Documents and the other documents to be delivered hereunder and thereunder, (ii) that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and (iii) that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby;

(v)

a patent assignment agreement in the form of Exhibit D hereto (the “Patent Assignment Agreement”) duly executed by Seller, effecting the assignment to and assumption by Buyer of the Business Patents;

(vi)

a transition services agreement in the form of Exhibit E hereto (the “Transition Services Agreement”), duly executed by Seller;

(vii)

the Escrow Agreement in the form of Exhibit F hereto (the “Escrow Agreement”), duly executed by Seller;

(viii)

a trademark assignment agreement in the form of Exhibit G hereto (the “Trademark Assignment Agreement”) duly executed by Seller, effecting the assignment to and assumption by Buyer of the trademarks specified therein;

(ix)

a letter signed by each of the Seller’s creditors who have an Encumbrance on any portion of the Purchased Assets completely and unconditionally terminating such Encumbrance releasing any claims or rights that such creditor has or may have with respect to such Purchased Assets (each, a “Lien Release Agreement”) such that Buyer shall acquire the Purchased Assets at Closing free and clear of all Encumbrances, other than Permitted Encumbrances;

(x)

an agreement in respect of each Affiliate Arrangement, in each case duly executed by each party thereto and in form and substance reasonably acceptable to Buyer, and pursuant to which each Affiliate Arrangement shall be terminated at or prior to the Closing with no further obligation binding on, or liability of, Buyer (the “Termination Agreements);

(xi)

a certificate, dated and duly executed as of the Closing Date on behalf of Seller by a duly authorized officer (in such Person’s capacity as such and not individually), that each of the conditions set forth in Section 7.02(a), Section 7.02(b), Section 7.02(f) and Section 7.02(i) have been satisfied;

(xii)

a master services agreement in the form of Exhibit H hereto (the “Master Services Agreement”) duly executed by Seller;

(xiii)

Schedule 2.01(a) of the Disclosure Schedules setting forth all receivables (including, without limitation, accounts receivable, loans receivable and customer advances) arising from or related to the Business as of the Closing Date; and

(xiv)

Schedule 2.01(b) of the Disclosure Schedules setting forth all Assigned Contracts, including the Intellectual Property Agreements, as of the Closing Date.

(b)

At the Closing, Buyer shall deliver to Seller the following:

(i)

the Closing Payment Amount;

(ii)

the Assignment and Assumption Agreement duly executed by Buyer;

(iii)

the Patent Assignment Agreement, the Trademark Assignment Agreement, the Master Services Agreement and the Transition Services Agreement, each duly executed by Buyer;

(iv)

the Escrow Agreement duly executed by Buyer;

(v)

a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying (i) the names and signatures of the officers of Buyer authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder, (ii) that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and (iii) that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby; and

(vi)

a certificate, dated and duly executed as of the Closing Date on behalf of Buyer by a duly authorized officer of Buyer (in such Person’s capacity as such and not individually), that each of the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this Article IV are true and correct as of the date hereof and as of the Closing Date.

Section 4.01

Organization and Qualification of Seller.  Seller is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all necessary corporate or entity power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted and contemplated to be conducted through Closing. Except as would not, individually or in the aggregate, be expected to be material to the Business taken as a whole, Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of the Purchased Assets or the operation of the Business as currently conducted makes such licensing or qualification necessary.

Section 4.02

Authority of Seller.  Seller has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  When each other Transaction Document to which Seller is or will be a party has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by Buyer and each other party thereto), such Transaction Document will constitute a legal and binding obligation of Seller enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 4.03

No Conflicts; Consents.  Except as set forth in Section 4.03 of the Disclosure Schedules, the execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which Seller is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation or breach of any provision of the certificate of incorporation or by-laws of Seller; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller, the Business,  the Purchased Assets or the Assumed Liabilities; (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any Material Contract; (d) require the consent, notice, vote, approval or other action by the stockholders of Seller; or (e) result in the creation or imposition of any Encumbrance on any Purchased Asset. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 4.04

Financial Statements; Undisclosed Liabilities.

(a)

Section 4.04 of the Disclosure Schedules includes true, correct and complete copies of (i) the pro forma carve-out unaudited statements of revenues, cost of goods sold and gross margin and direct expenses associated with the Business for the fiscal years ended December 31, 2016 and December 31, 2017 and (ii) the pro-forma carve-out unaudited balance sheet of the Business and the pro-forma carve-out unaudited statements of operations for the four months ended April 30, 2018, five months ended May 31, 2018 and six months ended June 30, 2018 (the schedules in clauses (i) and (ii), the “Financial Statements”).

(b)

The Financial Statements fairly and accurately present in all material respects the standalone financial condition of the Business as of the respective dates and for the periods indicated therein (subject to normal adjustments which will not, individually or in the aggregate, be material in nature or amount).

(c)

Seller has no Liabilities against, relating to or affecting the Business, except (i) those which are adequately reflected or reserved against in the Interim Financial Statements, (ii) those which have been incurred in the ordinary course of business since January 1, 2018, and which are not, individually or in the aggregate, material in amount, (iii) performance obligations under the executory portion of any Assumed Contracts, and (iv) those incurred pursuant to the Transaction Agreements and the transactions contemplated hereby.

(d)

Seller is solvent for all purposes under federal bankruptcy and applicable state fraudulent transfer and fraudulent conveyance Laws.  The sale of the Purchased Assets by Seller hereunder will not render Seller insolvent and does not constitute a fraudulent transfer or conveyance under such Law.

Section 4.05

Absence of Certain Changes, Events and Conditions.  Except as set forth in Section 4.05 of the Disclosure Schedules, from January 1, 2018, until the date of this Agreement, Seller has operated the Business in the ordinary course of business consistent with past practice in all material respects and there has not been, with respect to the Business, any event or circumstance that, individually or in the aggregate, has had or is reasonably expected to have a Material Adverse Effect. Except as set forth in Section 4.05 of the Disclosure Schedules or as would not, individually or in the aggregate, be expected to be material to the Business taken as a whole, since January 1, 2018, until the date of this Agreement there has not been, in each case solely with respect to the Business unless indicated otherwise:

(a)

any theft, damage, destruction or casualty loss in excess of $10,000 in the aggregate to the Purchased Assets, whether or not covered by insurance;

(b)

any mortgage, pledge, lien, or grant of a security interest in, or other Encumbrance of any of the Purchased Assets;

(c)

any sale, disposal of or license of any of the Purchased Assets (including, without limitation, Intellectual Property Assets) to any Person;

(d)

any failure to maintain the Tangible Personal Property in good working condition and to repair the Tangible Personal Property according to the standards that have been maintained up to the date of this Agreement, subject only to ordinary wear and tear;

(e)

any failure to pay and discharge any trade payables or other material obligations relating to the Purchased Assets or the Business in accordance with Seller’s customary business practices as of the date hereof;

(f)

any change in the financial accounting methods relating to or affecting the Purchased Assets, the Assumed Liabilities or the Business;

(g)

any write up, write down or write off of the book value of any Purchased Assets, except as consistent with past practices;

(h)

any amendment or termination of any Assigned Contracts, except in the ordinary course of business;

(i)

any action to terminate or modify, or permit the lapse or termination of, the present insurance policies and coverage of Seller relating to or applicable to the Business or the Purchased Assets;

(j)

any abandonment of or failure to maintain any Intellectual Property Assets;

(k)

any bonus or any wage, salary or compensation increase for any employee, sales representative or consultant or any increase in any Benefit Plan, or material amendment to or termination of any existing Benefit Plan or adoption of any new Benefit Plan;

(l)

any grant or commitment to grant any retention, severance or termination payment to any current or former employee or consultant of the Business;

(m)

any other material change in employment terms for any employees of the Business;

(n)

any claim or lawsuit initiated or settled for an amount involving in excess of $25,000 in the aggregate or involving equitable or injunctive relief;

(o)

a grant of any performance guarantee to any customer of the Business;

(p)

any failure to comply in all material respects with all Laws applicable to the conduct of the Business or the ownership and use of the Purchased Assets;

(q)

with respect to the Business, the Acquired Assets or the Assumed Liabilities: (i) any material Tax election or change in any Tax election, (ii) any change of any annual Tax accounting period or any change of any method of Tax accounting (except as required by Law), (iii) any amended Tax Return or any claim for Tax refunds, (iv) any entry into any closing agreement relating to Taxes or (v) any settlement of any Tax claim, audit or assessment;

(r)

any action that would subject the Business to regulation under HIPAA; and

(s)

any agreement or commitment to do any of the things described in the preceding clauses of this Section 4.05.

Section 4.06

Material Contracts.

(a)

Section 4.06(a) of the Disclosure Schedules lists each of the following Contracts (x) by which any of the Purchased Assets are bound or affected, (y) to which Seller is a party or by which it is bound primarily in connection with the Business or the Purchased Assets or (z) which relate or pertain to the Business but is not part of the Purchased Assets (together with all Leases listed in Section 4.09(a) of the Disclosure Schedules, but excluding any Benefit Plan and any Excluded Assets, collectively, the “Material Contracts”):

(i)

all master service agreements for the license of Seller’s self-service demand side platform (DSP), pursuant to which the Business earned revenue in excess of $25,000 during fiscal 2017 or which are otherwise material to the Business;

(ii)

all Contracts pursuant to which the Seller licenses data from a third party and which are material to the Business;

(iii)

any Contract relating to capital expenditures or other purchases of material, supplies, equipment or other assets or properties or services by Seller (other than purchase orders for inventory or supplies in the ordinary course of business) in excess of $25,000 individually, or $50,000 in the aggregate, during the 12-month period preceding the date hereof;

(iv)

all Contracts (including, without limitation, letters of intent) that relate to the disposition or acquisition of assets or properties (other than in the ordinary course of business) involving consideration of more than $25,000, individually or $50,000 in the aggregate, or any merger, consolidation or similar business combination transaction, whether or not enforceable, or (B) relating to the acquisition by Seller of any operating business or Equity Interest of any other Person pursuant to which such Seller has any obligations as of the date hereof;

(v)

all Contracts relating to Indebtedness and any guaranty agreement or other evidence of Indebtedness, including capitalized lease obligations;

(vi)

all Contracts containing provisions (A) that expressly limit the ability of the Business to engage in any business activity or compete with any Person, or the expansion thereof to other geographical areas, customers, suppliers or lines of business, (B) limiting solicitation of employees or clients, or (C) that grants the other party or any third person “most favored nation” or similar status;

(vii)

any Contract (or group of related Contracts) relating to payments by or to Seller of more than $25,000 individually or $50,000 in the aggregate during the 12-month period preceding the date hereof or which is reasonably likely to require payments by or to Seller after the date hereof in excess of such amounts;

(viii)

any Contract pursuant to which Seller subcontracts work to third parties;

(ix)

any Contract (including, without limitation, letters of intent) (A) involving the future disposition or acquisition of assets or properties (other than in the ordinary course of business) involving consideration of more than $25,000, individually or $50,000 in the aggregate, or any merger, consolidation or similar business combination transaction, whether or not enforceable, or (B) relating to the acquisition by Seller of any operating business or Equity Interest of any other Person pursuant to which such Seller has any obligations as of the date hereof;

(x)

any lease (whether as lessor or lessee) of Tangible Personal Property providing for annual rentals of $10,000 or more;

(xi)

any Contract that restricts or limits the ability of any individual Business Employee to engage in any business, solicit customers or employees of Seller, or compete with Seller or the Business during or following employment with Seller;

(xii)

all Contracts that are intercompany agreements relating to the Business or the Purchased Assets;

(xiii)

any Contract (or group of related Contracts) which is not terminable on less than ninety (90) days’ notice or that contains a minimum annual commitment in excess of $50,000;

(xiv)

any Contract with third-party sales agents, sales representatives, brokers or distributors, none of which are Business Employees;

(xv)

any Contract creating a shareholders’ agreement, strategic alliance, partnership, joint venture agreement, development, joint development or similar arrangement which is material to the Business;

(xvi)

any Contract entered into by Seller granting a license or other grant of rights to any third party for the use of any Intellectual Property Assets and any Contract entered into by Seller in which a license or other grant of rights is provided to Seller for the use of any intellectual property rights of any third party (other than off-the-shelf, commercially available Software), in each case including, without limitation, royalty Contracts or management, consulting or advisory contracts (collectively, the “Material IP Contracts”);

(xvii)

any Leased Real Property;

(xviii)

any Contract granting any Person an Encumbrance on any of the Purchased Assets, other than Permitted Encumbrances;

(xix)

any Contract of any character (contingent or otherwise) pursuant to which any consultant is or may be entitled to receive any payment based on the revenues, earnings or financial performance or assets of the Business or calculated in accordance therewith;

(xx)

any Contracts with any Governmental Authority;

(xxi)

any Contract that relates to the settlement of any legal proceeding;

(xxii)

any other Contract that would be required to be filed with the United States Securities and Exchange Commission as an exhibit to a registration statement on Form S-1 if the Business was registering securities under the Securities Act;

(xxiii)

any Contract or other arrangements between Seller, on the one hand, and any Related Parties, on the other hand (each, an “Affiliate Arrangement”); and

(xxiv)

any Contract not listed above that is material to the Business.

(b)

Seller has made available to Buyer true and complete copies of all Material Contracts and all amendments thereto.  Except as would not, individually or in the aggregate, be expected to be material to the Business taken as a whole, each Material Contract (i) is valid and binding on Seller and, to the Knowledge of Seller, the counterparties thereto and is in full force and effect, enforceable against Seller, and, to the Knowledge of Seller, against all third parties, in each case in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law); and (ii) shall continue in full force and effect upon consummation of the transactions contemplated by this Agreement, and enforceable against Buyer, and, to the Knowledge of Seller, against all third parties, in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).  Except as set forth in Section 4.06(b) of the Disclosure Schedules, Seller is not in material breach of, or default (with or without the giving of notice, lapse of time or both) under, any Material Contract.  To the Knowledge of Seller, no other party to any Material Contract is in breach or default thereunder, nor, to the Knowledge of Seller, does any condition exist that with the lapse of time or both would constitute a default by any such other party thereunder.  No other party to any Material Contract has (i) notified Seller that such other party intends to cancel or otherwise terminate such Material Contract or (ii) since January 1, 2018, taken any action or threatened to take any action, with respect to seeking a repayment of amounts paid to Seller pursuant to such Material Contract or a reduction in fees or other payments that will become due to Seller pursuant to such Material Contract.

Section 4.07

Title to Tangible Personal Property.  Seller has good, valid title and marketable title to, or a valid leasehold interest in all Tangible Personal Property included in the Purchased Assets, free and clear of Encumbrances except as set forth in Section 4.07 of the Disclosure Schedules and for Permitted Encumbrances. Except as would not, individually or in the aggregate, be expected to be material to the Business taken as a whole, all Tangible Personal Property included in the Purchased Assets are structurally sound, are in good operating condition and repair, and are suitable for their current and intended use, ordinary wear and tear excepted. Except as would not, individually or in the aggregate, be expected to be material to the Business taken as a whole, none of such Tangible Personal Property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature.

Section 4.08

Sufficiency of Assets.

The Purchased Assets (including, without limitation, the Assigned Contracts), together with the procedures set forth in Section 2.10 and the services being provided to Buyer by Seller pursuant to the Transition Services Agreement, (i) constitute all the rights, property and assets necessary and sufficient for the continued conduct of the Business after the Closing by Buyer as currently conducted and as currently proposed to be conducted by Seller prior to the Closing, and (ii) there are no material assets, assets, properties or rights used in, held for use, or relied upon for the conduct of the Business other than the Purchased Assets.  The Assigned Contracts listed in Section 2.01(b) of the Disclosure Schedules include all Contracts with any customer of the Business.

Section 4.09

Real Property.

(a)

Section 4.09(a) of the Disclosure Schedules sets forth all real property leased by Seller and primarily used in connection with the Business, other than any real property that is an Excluded Asset (collectively, the “Leased Real Property”), and all Contracts under which Seller uses or occupies or has the right to use or occupy any Leased Real Property (collectively, the “Leases”). Each Lease is in full force and effect and is unmodified. Seller is not party to any agreement or option to purchase or lease any other real property or interest therein related to the Business.

(b)

Seller has not received any written notice of existing, pending or threatened (i) condemnation proceedings affecting the Leased Real Property, or (ii) zoning, building code or other moratorium proceedings, or similar matters which would reasonably be expected to materially and adversely affect the ability to operate the Leased Real Property as currently operated. Neither the whole nor any material portion of any Leased Real Property has been damaged or destroyed by fire or other casualty. Seller has a valid leasehold estate in all Leased Real Property, free and clear of all Encumbrances, other than Permitted Encumbrances and any such exceptions that would not materially interfere with the current use of the Leased Real Property.  Seller has not received any written notice of a breach or default thereunder, nor has Seller delivered written notices to a landlord of any default by the landlord under any Leased Real Property, and no event has occurred that, with notice or lapse of time or both, would constitute a breach or default by Seller. None of the Leased Real Property has been leased, subleased or licensed by Seller to third parties.

Section 4.10

Intellectual Property.

(a)

Section 4.10(a) of the Disclosure Schedules set forth an accurate and complete list of (i) all Domain Names included in the Intellectual Property Assets of which Seller is the registrant or beneficial owner specifying for each its registrant (and, if anonymized, the beneficial owner) and renewal date, and whether it is active (collectively, the “Business Registered Domain Names”); (ii) all registered Marks, pending applications for registration of Marks included in the Intellectual Property Assets (collectively, the “Business Registered Marks”); (iii) all Patents included in the Intellectual Property Assets (collectively, the “Business Patents”); and (iv) all registered and material unregistered Copyrights (including, without limitation, software programs and proprietary databases) and all pending applications for registration of Copyrights included in the Intellectual Property Assets (collectively, the “Business Registered Copyrights” and, together with the Business Registered Domain Names, the Business Registered Marks and the Business Patents, the “Business Registered IP”), indicating as to each item in (ii)-(iv) as applicable: (i) the current owner; (ii) the jurisdictions in which the item is issued or registered or in which any application for issuance or registration has been filed, (iii) the respective issuance, registration, or application number of the item, and (iv) the dates of application, issuance or registration of the item.  Except as and to the extent disclosed on Section 4.10(a) of the Disclosure Schedules, Seller has timely paid all filing, extension, examination, issuance, post registration and maintenance fees, annuities and the like associated with or required with respect to any of the Business Registered IP, and all documents, assignments, recordations and certificates necessary to be filed by Seller to maintain the effectiveness of the Business Registered IP and to secure and record title to Business Registered IP have been filed with the relevant patent, copyright, trademark or other authorities in the United States or other foreign jurisdictions, as the case may be, so that no item required to be listed on Section 4.10(a) of the Disclosure Schedules has lapsed, expired or been abandoned or canceled other than in the ordinary course of business.

(b)

To the Knowledge of Seller, all Intellectual Property and Technology in which Seller has rights and which are material to the conduct of the Business (i) are valid and enforceable and (ii) are not subject to any outstanding injunction, judgment, order, decree, ruling or charge, including allegations of infringement, against Seller of which Seller has received notice. The Contracts set forth in Section 4.10(b) of the Disclosure Schedule are the only Material Contracts to which Seller is a party and which provides for the license of Intellectual Property or Technology to Seller.

(c)

Seller owns all right, title and interest in and to the Business Registered IP and is entitled to use such Business Registered IP in the operation of the Business as currently conducted, free and clear of all Encumbrances other than Permitted Encumbrances. Seller owns all right, title and interest in and to, or has a valid, enforceable and continuing license or right to use, practice, manufacture, have manufactured, sell, offer for sale, import, export, exploit and license, each other item of Intellectual Property or Technology (“Intellectual Property Rights”) included in the Intellectual Property Assets, and is entitled to use such Intellectual Property Assets in the operation of the Business as currently conducted, free and clear of all Encumbrances other than Permitted Encumbrances.  For the avoidance of doubt, the representations and warranties set forth in this Section 4.10(c) do not apply to the infringement upon or misappropriation or violation of the Intellectual Property of any third party, which are covered in Section 4.10(f).

(d)

Except with respect to the Assigned Contracts and licenses of commercial off-the-shelf Software available on reasonable terms for a license fee of no more than $50,000 per annum, Seller is not obligated to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Intellectual Property Rights, with respect to the use thereof or in connection with the conduct of the Business as currently being conducted (including all research and development).

(e)

Seller has exercised a degree of care that is consistent in all material respects with the standards of the industry in which Seller operates (but in no event less than a reasonable degree of care) in order to protect the secrecy and maintain the confidentiality and legal validity of all Trade Secrets included in the Intellectual Property Assets.  Except as set forth in Section 4.10(e) of the Disclosure Schedules, no material (individually or in the aggregate) Trade Secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement that protects Seller’s proprietary interests in and to such Trade Secrets.

(f)

Except as and to the extent disclosed on Section 4.10(f) of the Disclosure Schedules and to the Knowledge of Seller, the conduct of the Business as currently conducted, does not infringe upon or misappropriate or violate the Intellectual Property of any third party.  Except as and to the extent disclosed on Section 4.10(f) of the Disclosure Schedules, Seller have not received written or, to the Knowledge of Seller, oral, notice of any claim or notice asserting that the conduct of the Business by Seller as currently conducted infringes upon or misappropriates the Intellectual Property of any third party.

(g)

There are no claims asserted or threatened by Seller that a third party infringes or otherwise violates any of the Business Registered IP or any other rights protecting Intellectual Property or Technology owned by or exclusively licensed to Seller.  To the Knowledge of Seller, no third party is misappropriating, infringing or violating any Intellectual Property or Technology owned by or exclusively licensed to Seller.

(h)

The Business Registered IP and the other Intellectual Property or Technology owned by Seller and included in the Intellectual Property Assets, together with the rights granted to Seller under the Inbound IP Agreements and under any “shrink-wrap” or “click-wrap” license agreements, are sufficient for the continued conduct of the Business by Buyer after the Closing Date in the same manner as such business was conducted prior to the Closing Date in all material respects. Neither the execution of this Agreement nor the consummation of any transaction contemplated hereby will materially and adversely affect any of Buyer’s rights in and to the Intellectual Property Assets.

(i)

Except as set forth in Section 4.10(i) of the Disclosure Schedules, no open source, free, shared or public library Software, including any GNU General Public License, GNU Lesser General Public Library, Library General Public License, Lesser General Public License, Mozilla license, Berkeley Software Distribution license, Open Source Initiative license, MIT, Apache, and/or Public Domain licenses, or any other “open source” or freeware type licenses (“ Open Source Licenses ”) governs, in any material respects, any Software that is incorporated into the products or services made generally available by Seller in connection with the Business as presently conducted. Seller is in compliance in all material respects with all Open Source Licenses that govern any Software that is incorporated into the products or services made generally available by Seller in connection with the Business as presently conducted.

(j)

The Software of Seller included in the Intellectual Property Assets does not, to the Knowledge of Seller, contain any program routine, device, or other undisclosed feature, including, without limitation, a time bomb, virus, software lock, drop-dead device, malicious logic, worm, trojan horse, bug, error, defect or trap door, that deletes, disables, deactivates, interferes with, or otherwise harms such Software, or the hardware, data, or computer programs or codes, or that provides access or produces modifications not authorized by Seller.

(k)

Seller implements and maintains industry-standard security, disaster recovery and business continuity plans.  To the Knowledge of Seller, Seller has not experienced any breach of security or otherwise unauthorized access by third parties to Trade Secrets.

(l)

Seller has not granted any options, licenses or agreements of any kind relating to any Intellectual Property outside of nonexclusive end use terms of service and customer agreements entered in the ordinary course (copies of which have been provided to Buyer).

(m)

Section 4.10(m) of the Disclosure Schedules sets forth all Intellectual Property that relates or pertains to the Business and is not part of the Purchased Assets.

Section 4.11

Legal Proceedings; Governmental Orders.

(a)

There are no Actions or other legal proceedings pending or, to the Knowledge of Seller, threatened in writing against or by Seller relating to or affecting the Business, the Purchased Assets or the Assumed Liabilities, or that would affect the legality, validity or enforceability of this Agreement or any Transaction Documents or the consummation of the transactions contemplated hereby or thereby. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action or other legal proceeding.

(b)

There are no outstanding Governmental Orders, or inquiry pending before a Governmental Authority or, to the Knowledge of Seller, threatened in writing against Seller and no unsatisfied judgments, penalties or awards against, relating to or affecting the Business or the Purchased Assets or the Assumed Liabilities, or that would affect the legality, validity or enforceability of this Agreement or any Transaction Documents or the consummation of the transactions contemplated hereby or thereby. No event has occurred or circumstances exist that may constitute or result in (with or without notice or lapse of time) a violation of any such Governmental Order.

Section 4.12

Compliance With Laws; Permits.

(a)

Seller is in compliance with all Laws applicable to the conduct of the Business as currently conducted and the ownership and use of the Purchased Assets, and Seller has been in compliance with all Laws applicable to the Business and the ownership and use of the Purchase Assets during the two (2) years prior to the date hereof except as would not, individually or in the aggregate, be expected to be material to the Business taken as a whole. Seller has not received any written notice that any violation of the foregoing is being alleged.

(b)

Except for general authorizations to conduct business as set forth in Section 4.12 of the Disclosure Schedules, no Permits are required for Seller to conduct the Business as currently conducted or for the ownership and use of the Purchased Assets.

Section 4.13

Environmental Matters.  Seller is and has been in compliance in all material respects with all Environmental Laws applicable to the Business, and has obtained all required Permits in connection therewith and is in compliance in all material respects with the requirements thereunder. During the three years prior to the date hereof, Seller has not received any written notice from any Governmental Authority or any written notice from any citizens group or other Person that alleges that Seller is not in compliance with any Environmental Law.  To the Knowledge of Seller:  (a) all Leased Real Property and all surface water, groundwater and soil associated with or adjacent to such property, is free of any chemicals, pollutants, contaminants, wastes, toxic substances or material environmental contamination of any nature; (b) none of the Leased Real Property contain any underground storage tanks, asbestos, equipment using PCBs or underground injection wells; and (c) none of the Leased Real Property contains any septic tanks in which process wastewater or any chemicals, pollutants, contaminants, wastes or toxic substance have been released.

Section 4.14

Employee Benefit Matters.

(a)

Section 4.14(a) of the Disclosure Schedules contains a list of (i) each “employee benefit plan” (as defined in Section 3(3) of ERISA, without regard to whether ERISA applies thereto), (ii) all employment, deferred compensation, retention, consulting, severance, individual compensation or similar agreements, and (iii)  all other retention, change-in-control, bonus, stock option, stock purchase, restricted stock, stock appreciation right, phantom equity, incentive, deferred compensation, medical, life insurance, flexible spending, supplemental retirement, severance, vacation, salary continuation, leave of absence, educational assistance, company car, housing allowance, paid time off, welfare, fringe-benefit or other benefit plans, programs, policies, arrangements or agreements of any kind (whether written or oral), and covering one or more Business Employees, current or former directors of the Business, or the beneficiaries or dependents of any such Persons that is maintained, sponsored, contributed to, or required to be contributed to by Seller, or under which Seller has any material liability for premiums or benefits (as listed on Section 4.14(a) of the Disclosure Schedules, each, a “Benefit Plan”).  Seller has made available copies of each Benefit Plan and related trust documents and funding arrangements.

(b)

Each Benefit Plan and related trust has been maintained, operated and administered in accordance with its terms and the requirements of all applicable Laws (including ERISA and the Code). Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code (a “Qualified Benefit Plan”) has received a favorable determination letter from the Internal Revenue Service, or with respect to a prototype plan, can rely on an opinion letter from the Internal Revenue Service to the prototype plan sponsor, to the effect that such Qualified Benefit Plan is so qualified. No Action or other claim (other than claims for benefits in the ordinary course) is pending or, to the Knowledge of Seller, threatened with respect to any Benefit Plan that would reasonably be expected to result in liability to Buyer.

(c)

No Benefit Plan is or at any time has been: (i)  subject to Title IV of ERISA or the minimum funding standards of Section 302 of ERISA or Section 412 of the Code; or (ii) a “multi-employer plan” (as defined in Section 3(37) of ERISA). Seller has not: (A) withdrawn from any pension plan under circumstances resulting (or expected to result) in liability; or (B) engaged in any transaction which would give rise to a liability under Section 4069 or Section 4212(c) of ERISA.

(d)

Other than as required under Section 4980B of the Code or other applicable Law, no Benefit Plan that is subject to ERISA provides benefits or coverage in the nature of health, life or disability insurance following retirement or other termination of employment (other than death benefits when termination occurs upon death).

(e)

No Benefit Plan exists that would: (i) result in the payment to any Business Employee, director or consultant of the Business of any money or other property; or (ii) accelerate the vesting of or provide any additional rights or benefits (including funding of compensation or benefits through a trust or otherwise) to any Business Employee, director or consultant of the Business, in each case, as a result of the execution of this Agreement or the Transaction Documents or the consummation of the transactions contemplated hereby and thereby.

(f)

As of the Closing, there will be no Contract or plan to which Seller is a party covering any current or former employee, director or independent contractor of the Business that, individually or collectively, provides for payment or benefits that would reasonably be expected to constitute an “excess parachute payment” under Section 280G of the Code as a result of the execution of this Agreement or the Transaction Documents or the consummation of the transactions contemplated hereby and thereby.

(g)

Each Benefit Plan that is or contains a “deferred compensation” plan, arrangement or feature, that is subject to Code Section 409A, has been operated in compliance, in all material respects, with such Code section and applicable regulations thereunder. Seller has not agreed to pay or reimburse taxes under Code Section 409A incurred by any service provider participating in any deferred compensation arrangement.

Section 4.15

Employment Matters.

(a)

Section 4.15(a)(i) of the Disclosure Schedules sets forth as of the date hereof a list of the names of each current Business Employee, together with their title or job classification, work location, employing entity, current annual salary and target annual cash bonus and commissions for 2017, if any and Section 4.15(a)(ii) of the Disclosure Schedules sets forth a list of all employees that have had a material contribution to the Business over the last three (3) years.  Except as set forth in Section 4.15(a)(i) of the Disclosure Schedules, none of such persons has an employment Contract with Seller.  Seller represents that they have at all times complied with all terms of any employment Contract with any Business Employee.

(b)

Section 4.15(b) of the Disclosure Schedules sets forth a list as of the date of this Agreement, separately by company and location, of the names of all individuals who perform services primarily for the Business at an annualized rate in excess of $50,000 per year as a consultant or an independent contractor.  Seller represent that they have paid all Business Employees, consultants, and independent contractors for all hours worked, including commissions, overtime, or other wages due, along with related Taxes (or have appropriately accrued for such amounts).

(c)

There are no Actions or other legal proceedings pending or, to the Knowledge of Seller, threatened by or on behalf of any Business Employee, representative, consultant, or independent contractor against Seller relating to his or her employment with, or the performance of services for, Seller.

(d)

Seller is not a party to, or bound by any collective bargaining or other agreement with a labor organization representing any of the Business Employees. Since January 1, 2018, (i) no labor organization or group of employees has sought to organize any Business Employees for purposes of collective bargaining, made a demand for recognition or certification, or filed a petition for recognition, (ii) there has not been, nor, to the Knowledge of Seller, has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor activity or dispute affecting Seller or any of the Business Employees, and (iii) no unfair labor practices or other labor-related grievances have been filed against Seller.

(e)

Since January 1, 2014, Seller has been in material compliance with all applicable Laws pertaining to employment and employment practices, including but not limited Laws relating to wages, overtime, expenses, sick time, leave, contributions, classification of contractors and employees, reductions in force, hours, meal and rest periods, employment discrimination and equal opportunity laws, harassment, collective bargaining, labor relations, occupational safety and health, disability, background checks, drug and alcohol testing, immigration and the payment of Social Security and other taxes.

Section 4.16

Taxes.

(a)

Seller has filed (taking into account any valid extensions) all Tax Returns with respect to the Business and Purchased Assets required to be filed by Seller.  Such Tax Returns are, or will be, true, complete and correct in all respects. All Taxes due and owing by Seller (whether or not shown on any Tax Return) have been, or will be, timely paid.

(b)

Seller has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(c)

No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of Seller.

(d)

All deficiencies asserted, or assessments made, against Seller as a result of any examinations by any Governmental Authority have been fully paid.

(e)

No jurisdiction where Seller does not file a Tax Return has made a claim in writing that Seller is required to file a Tax Return relating to the Business or the Purchased Assets for such jurisdiction or that any Taxes relating to the Business or the Purchased Assets are due as a result of doing business in any such jurisdiction.

(f)

Seller is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2.

(g)

There are no Encumbrances for Taxes upon any of the Purchased Assets nor is any Governmental Authority in the process of imposing any Encumbrances for Taxes on any of the Purchased Assets, other than Permitted Encumbrances.

(h)

No power of attorney that is currently in effect has been granted by Seller with respect to the Business or the Purchased Assets (other than powers of attorney granted in the ordinary course of business, such as to a payroll provider).

(i)

The Purchased Assets do not include any stock or other ownership interests in any corporations, partnerships, joint ventures, limited liability companies, business trusts, or other entities.

(j)

None of the Purchased Assets are (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code, or (iii) “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code.

(k)

Seller is not a party to any Tax allocation, Tax sharing or Tax indemnification agreement other than any such agreement entered into in the ordinary course of business (such as a loan or a lease) the primary purpose of which is unrelated to Taxes.  Seller has not ever been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar provision of state, local or foreign Law (other than an affiliated group the parent of which is Seller).

(l)

Seller is not currently a party to any pending examination, audit, Action, administrative or judicial proceeding relating to Taxes, nor, to the Knowledge of Seller, has any examination, audit, Action or proceeding been threatened in writing by any Governmental Authority, and no claim for assessment or collection of Taxes which previously has been asserted relating in whole or in part to Seller that remains unpaid.

Section 4.17

Brokers.  Except for fees owed under (i) the Letter Agreement, dated as of August 21, 2017, by and between Seller and Chardan Capital Markets, LLC and (ii) the Letter

Agreement, dated as of November 27, 2017, by and between Seller and Noble Capital Markets, no broker, finder, investment banker or similar Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Seller.

Section 4.18

Operation of the Business.  No part of the Business is currently operated through any entity other than Seller.

Section 4.19

[Intentionally Omitted]

Section 4.20

Privacy and Data Security.

(a)

Seller has been and is in compliance in all material respects with all applicable Law regarding the collection, creation, processing, use, disclosure, storage, transfer and secure destruction of Sensitive Data, which was collected or processed in connection with the Business (collectively, “Data Protection Laws”).  Except as would not, individually or in the aggregate, be expected to be material to the Business taken as a whole, Seller has made all required material filings, disclosures and registrations under applicable Data Protection Laws with any relevant Governmental Authority, to the extent applicable, and all such filings, disclosures and registrations are current and up-to-date) in all material respects.  Section 4.20(a) of the Disclosure Schedules sets forth a complete list of all such filings, disclosures and registrations.

(b)

Seller has not and does not collect, create, process, use, disclose, store, transfer or destroy any Protected Health Information (as defined under HIPAA) from or on behalf of any source, and therefore is exempt from HIPAA’s requirements.

(c)

Seller has established, implemented, and maintains privacy, data security and cybersecurity policies, programs and procedures that are in compliance in all material respects with any applicable Law, applicable industry practices, and Seller’s obligations under any Contracts, including reasonable and appropriate administrative, technical and physical safeguards, and disaster recovery, business continuity, and incident response plans, designed to protect the confidentiality, integrity, availability and security of Sensitive Data in its possession, custody or control against unauthorized access, use, disclosure or other misuse, and to safeguard the Business IT Systems against the risk of material business disruption.

(d)

Seller has complied and is in compliance with its online and internal privacy policies in all material respects.

(e)

Except as set forth in Section 4.20(e) of the Disclosure Schedules, (i) there have been no material failures, breakdowns, continued substandard performance, introduction of any malware, viruses, ransomware, bugs, or other malicious codes into any of the Business IT Systems that have caused a material disruption or material interruption in or to the use of such Business IT Systems; (ii) there have been no privacy or data security breaches (including ransomware or a cyber-attack) resulting in the unauthorized access, acquisition, exfiltration, manipulation, erasure, use, or disclosure of any Sensitive Data or that triggered any reporting requirement under any breach notification Law or Contract provision; and (iii) to the Knowledge of Seller, no service provider (in the course of providing services for or on behalf of Seller) has suffered any material privacy or data security breach that resulted in the unauthorized access, acquisition, exfiltration, manipulation, erasure, use, or disclosure of any Sensitive Data.

(f)

Except as set forth in Section 4.20(f) of the Disclosure Schedules, Seller does not perform any operations or provide any services outside of the United States of America.  For the avoidance of doubt, Seller is not subject to the EU General Data Protection Regulation.  Seller does not store or transfer any Sensitive Data offshore to, or receives any Sensitive Data from, any location outside the United States of America.

Section 4.21

Customers and Suppliers.

(a)

Section 4.21(a) of the Disclosure Schedules sets forth (i) the top 10 customers of the Business (calculated based on sales to such customers during the 12 months commencing July 1, 2017 to the date hereof), (ii) each customer that accounts for more than five percent (5%) of the consolidated gross revenues of the Business during the 12-month period ended December 31, 2017 (each, a “Material Customer”) and (iii) the amounts paid by such Material Customers to the Business during the 12 months immediately preceding the date hereof. Except as set forth in Section 4.21(a) of the Disclosure Schedules, no Material Customer has canceled or otherwise terminated, or materially reduced, or made any threat in writing (or, to the Knowledge of Seller, orally) to Seller to cancel or otherwise terminate, or materially reduce, its relationship with Seller and (ii) this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not materially and adversely affect the relationship of Buyer with any Material Customer.

(b)

Section 4.21(b) of the Disclosure Schedules sets forth (i) the top 10 suppliers of the Business (calculated based on purchases from such suppliers during the 12 months immediately preceding the date hereof) (each, a “Material Supplier”) and (ii) the amounts paid to such Material Suppliers by the Business during the 12 months immediately preceding the date hereof. Except as set forth in Section 4.21(b) no Material Supplier has canceled or otherwise terminated, or materially reduced, or made any threat in writing (or, to the Knowledge of Seller, orally) to Seller to cancel or otherwise terminate, or materially reduce, its relationship with Seller and (ii) this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not materially and adversely affect the relationship of Buyer with any Material Suppler.

(c)

To the Knowledge of Seller, there has not been a material decrease in any business activity between the Persons listed on Section 4.21(c) of the Disclosure Schedules (which represent the top 10 pharmaceutical manufacturers of the Business (calculated based on year-to-date sales to such pharmaceutical manufacturers)) and their representative advertising agencies.

Section 4.22

Transactions with Affiliates.

(a)

Section 4.22(a) of the Disclosure Schedules sets forth all Affiliate Arrangements.

(b)

Except as set forth in Section 4.22(b) of the Disclosure Schedules no Related Party possesses, directly or indirectly, any financial interest in or is a director, officer, manager or employee of any Person which is a client, supplier, distributor, customer, lessor, lessee, financial source or competitor or potential competitor of Seller or the Business.

Section 4.23

Receivables.  Except as set forth in Section 4.23 of the Disclosure Schedules, (i) all Receivables represent bona fide, third party (i.e., non-Affiliate) and valid obligations arising from services actually performed in the ordinary course of business, (ii) all such Receivables are or will be at Closing current within at least 90 days and collectible and (iii) there is no contest, Claim or right of set-off, other than returns in the ordinary course of business, pursuant to any Contract with any obligor of any Receivables related to the amount or validity of such Receivable and, to the Knowledge of Seller, no bankruptcy, insolvency or similar proceedings have been commenced by or against any such obligor which, individually or in the aggregate, involves an amount in excess of $10,000.

Section 4.24

No Unlawful Payments; FCPA.  Neither Seller nor any director or officer of Seller, nor, to the Knowledge of Seller, any employee, agent, controlled affiliate or other Person acting on behalf of Seller has, in the operation of the Business, (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (b) made any direct or indirect unlawful payment to any government official or employee, (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, (d) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom or (e) made, offered, or taken an act in furtherance of any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Section 4.25

Compliance with Money Laundering Laws.  The operations of the Business by Seller has been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where Seller operate the Business, the applicable rules and regulations thereunder and any applicable, related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no Action or proceeding by or before any court or Governmental Authority or body or any arbitrator involving Seller with respect to any applicable Money Laundering Laws is pending or, to the Knowledge of Seller, threatened.

Section 4.26

No Conflicts with Sanctions Laws.  Seller nor, to the Knowledge of Seller, any director, officer, agent or employee of Seller is currently subject to any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions”) in connection with the operation of the Business.  Neither Seller, nor, to the Knowledge of Seller, any director, officer, agent or employee of Seller, is a Person that is, or is controlled by a Person that is (a) the subject of any Sanctions or (b) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan, and Syria).

Section 4.27

Insurance.  Seller maintains, and has maintained without interruption during the two (2) years prior to the date hereof, policies or binders of insurance covering risks and events in amounts which Sellers determined to be adequate for the Business. With respect to any insurance policies maintained by Seller with respect to the Purchased Assets and Business for periods prior to the Closing, (a) there is no material claim pending as to which coverage has been questioned, denied or disputed by the underwriters of such policies, and (b) Seller is in compliance in all material respects with the terms of such policies including, without limitation, the payment of all premiums due with respect to such policies.

Section 4.28

Exclusivity of Representations and Warranties.  Except for the representations and warranties contained in this Article IV (including the related portions of the Disclosure Schedules), and without derogating from the Seller’s representations and warranties in Section 4.29, neither the Seller nor any other Person on behalf of the Seller has made, nor are any of them making, any express or implied representation or warranty, either written or oral, at law or in equity, on behalf or in respect of the Seller or the Purchased Assets, including (a) any representation or warranty as to the future revenue, profitability or success of the Business (the inherent uncertainties of which Buyer acknowledges), (b) any representation or warranty with respect to merchantability or fitness for any particular purpose (except for the representations and warranties set forth in Section 4.08), or (c) any representation or warranty arising from statute or otherwise in law.  Buyer acknowledges and agrees that, in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon the express representations and warranties of the Seller set forth in Article IV (including the representations and warranties in Section 4.29 and the related portions of the Disclosure Schedules) and disclaims reliance on any other representations and warranties, of any kind or nature, express or implied (including of the nature described in clauses (a), (b) and (c) above).  Notwithstanding the foregoing, nothing in this Section 4.28 or any other provision of this Agreement shall be a defense against or a limit to Buyer’s ability to bring a claim for Fraud or constructive fraud.

Section 4.29

Disclosure.  No representation or warranty made by Seller contained in this Agreement, and no statement contained in the Disclosure Schedules or in any certificate furnished to Buyer pursuant to any provision of this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading in any material respect.  Seller acknowledge and agrees that, in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied on the representations and warranties set forth in this Section 4.29 and in the other subsections of Article IV of this Agreement (including related portions of the Disclosure Schedules), and the accuracy and completeness of the representations and warranties in this Section 4.29 and in the other subsections of Article IV of this Agreement (including related portions of the Disclosure Schedules) are a major inducement to Buyer’s decision to enter into this Agreement and to consummate the transactions contemplated hereby.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this Article V are true and correct as of the date hereof and as of the Closing Date.

Section 5.01

Organization of Buyer. The Buyer is duly organized, validly existing and in good standing under the Laws of the State of Delaware.

Section 5.02

Authority of Buyer. Buyer has all necessary organizational power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite organizational power on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When each other Transaction Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by Seller and each other party thereto), such Transaction Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 5.03

No Conflicts; Consents.  The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which Buyer is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation or breach of any provision of any organizational document of Buyer; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any agreement to which Buyer is a party, except in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration or failure to give notice would not have a Material Adverse Effect on Buyer’s ability to consummate the transactions contemplated hereby. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which would not have a Material Adverse Effect on Buyer’s ability to consummate the transactions contemplated hereby and thereby.

Section 5.04

Brokers. Buyer has not used a broker, finder or investment banker in connection with the transactions contemplated hereby, and Buyer shall not have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage, finder’s fee, investment banker’s fee or other commission of any Person retained by Seller in connection with this Agreement, the Transaction Documents or any of the transactions contemplated hereby and thereby (or any Person who is entitled to any broker’s commission, finder’s fee, investment banker’s fee or similar payment).

Section 5.05

Sufficiency of Funds. Buyer currently has, and will have as of the Closing, sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement.

Section 5.06

Legal Proceedings. There are no Actions or other legal proceedings pending or, to Buyer’s knowledge, threatened in writing against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

ARTICLE VI
COVENANTS

Section 6.01

Conduct of Business Prior to the Closing.  Except as otherwise required by this Agreement or applicable Law, during the period on and from the date of this Agreement through and including the Closing Date or the termination of this Agreement, Seller shall (i) conduct the Business in the ordinary course consistent with past practices in all material respects, (ii) maintain and preserve intact the current organization, operations and franchise of the Business, (iii) use its commercially reasonable efforts to preserve goodwill and relationships of its Business Employees, customers, lenders, suppliers, regulators and others having relationships with the Business.  Except as otherwise required by this Agreement or applicable Law, during the period on and from the date of this Agreement through and including the Closing Date or the termination of this Agreement, Seller will not, without the prior written consent of Buyer (not to be unreasonably withheld, conditioned or delayed), in each case solely with respect to the Business:

(a)

mortgage, pledge, subject to a lien, or grant a security interest in, or suffer to exist or otherwise encumber, any of the Purchased Assets, excluding guarantees and letters of credit provided to customers in the ordinary course of business or any Encumbrances existing on the date hereof;

(b)

sell, dispose of or license any of the Purchased Assets to any Person, except licenses in the ordinary course of business and consistent with past practices;

(c)

fail to maintain the Tangible Personal Property in good working condition and repair according to the standards they have maintained up to the date of this Agreement, subject only to ordinary wear and tear;

(d)

fail to pay and discharge any trade payables or other material obligations relating to the Purchased Assets or the Business in accordance with Seller’s customary business practices as of the date hereof;

(e)

change financial accounting methods relating to or affecting the Purchased Assets, the Assumed Liabilities or the Business;

(f)

write up, write down or write off the book value of any Purchased Assets, except as consistent with past practices;

(g)

amend or terminate any Assigned Contracts, except in the ordinary course of business;

(h)

amend the certificate of incorporation or by-laws of Seller;

(i)

incur any Indebtedness or guarantee Indebtedness of another Person;

(j)

take any action to terminate or modify, or permit the lapse or termination of, the present insurance policies and coverage of Seller relating to or applicable to the Business or the Purchased Assets;

(k)

enter into, modify, amend, terminate or waive any material right or obligation under any Contract that would constitute a Material Contract or real property related to the Business, except in the ordinary course of business and consistent with past practices (whether directly or through distributors, resellers, partners and the like);

(l)

abandon or fail to maintain any Intellectual Property Assets;

(m)

grant or make any commitment to grant any retention, severance or termination payment to any Business Employee or consultant;

(n)

make any other material change in employment terms for any Business Employee;

(o)

except as required under Law or existing Contract: (x) adopt or amend any material Benefit Plan as it relates to the Business or the Purchased Assets; (y) enter into any collective bargaining agreement or employment contract with any Business Employee; or (z) increase the salaries or severance of, or other compensation of, or pay any bonus, retention payments or other change-of-control payments to, any Business Employee;

(p)

grant any performance guarantee to any customer of the Business;

(q)

fail to comply in all material respects with all Laws applicable to the conduct of the Business or the ownership and use of the Purchased Assets;

(r)

waive, cancel or release any material right or any Indebtedness owed to the Business, except, with respect to any trade payables, in the ordinary course of business consistent with past practice;

(s)

with respect to the Business, the Purchased Assets or the Assumed Liabilities: (i) make or change any Tax election, (ii) change an annual Tax accounting period or change a method of Tax accounting (except as required by Law), (iii) file any amended Tax Returns or make any claim for Tax refunds, (iv) enter into any closing agreement relating to Taxes or (v) settle any Tax claim, audit or assessment;

(t)

take any action that would require notification or otherwise occur any liability under the Work Adjustment and Retraining Notification Act, 29 U.S.C. § 2101, et seq., or any similar state or local Law;

(u)

take any action that would subject the Business to additional regulatory compliance obligations, including compliance obligations under HIPAA;

(v)

fail to maintain true, complete and accurate Books and Records in a manner consistent with Seller’s past practices; or

(w)

agree to do any of the things described in the preceding clauses of this Section 6.01.

Section 6.02

Access to Information.  From the date hereof until the Closing or the termination of this Agreement, Seller shall (a) afford Buyer and its Representatives reasonable access to and the right to inspect all of the Leased Real Property, properties, assets, premises, Books and Records, Assigned Contracts and other documents and data related to the Business; (b) furnish Buyer and its Representatives with such financial, operating and other data and information related to the Business as Buyer or any of its Representatives may reasonably request; and (c) instruct its Representatives to cooperate with Buyer with respect to the foregoing; provided, however , that any such investigation shall be conducted during normal business hours upon reasonable advance notice to Seller, under the supervision of Seller’s personnel and in such a manner as not to interfere with the conduct of the Business or any other businesses of Seller. All requests by Buyer for access pursuant to this Section 6.02 shall be submitted or directed exclusively to Seller or such other individuals as Seller may designate in writing from time to time. Prior to the Closing, without the prior written consent of Seller, which consent can be withheld for any reason, Buyer shall not contact any suppliers to, or customers of, the Business.

Section 6.03

Employees and Employee Benefits.

(a)

Prior to the Closing Date, Buyer shall determine in its sole discretion which Business Employees, if any, to offer employment, and shall set initial terms and conditions of employment for any such employees to whom it offers employment, including wages, benefits, job duties and responsibilities, and work assignments.  Only Business Employees who are offered and accept such offers of employment, and actually commence employment with Buyer based upon the initial terms and conditions set by Buyer, shall become “Buyer Employees” after the Closing Date.  Seller shall make available for interviews the Business Employees if so requested by Buyer to facilitate Buyer’s right to offer employment to such employees in its sole discretion pursuant to this Section 6.03(a).  Buyer shall be responsible for any liability, obligation or commitment arising out of or relating to the (i) employment (including the application for or termination of employment) of any Buyer Employee by Buyer arising after the Closing Date pursuant to the terms and conditions of employment set by Buyer, and (ii) the provision of services by any other Person to Buyer after the Closing Date.

(b)

Seller shall terminate, or shall cause to be terminated, on or prior to the Closing Date the employment and service of all Business Employees (which shall include releasing such Business Employees from any obligations to Seller or its Affiliates following the Closing Date incurred or that arose in connection with such employment or service, including confidentiality, non-competition and non-solicitation agreements) who are offered and accept offers of employment with Buyer pursuant to this Section 6.03.  For the avoidance of doubt, (i) Buyer shall not be obligated to provide any severance, separation pay, final wage payments, or other payment or benefits to any Business Employee on account of any termination of such Business Employee’s employment on or before the Closing Date, and (ii) Seller acknowledges and agrees that any and all liabilities, obligations or commitments of Seller to pay any employee or former employee of Seller (including the Buyer Employees) for any salary, bonus, commission, vacation pay, severance, separation, key employee retention payments, or other compensation earned or accrued on or prior to the Closing Date, shall be an Excluded Liability and be borne solely by Seller.

(c)

Seller shall have full responsibility under the WARN Act or any other labor or employment Law relating to any obligation, act, or omission of Seller prior to or on the Closing Date with respect to the Business Employees including, without limitation, any Liabilities that result from the Business Employees’ separation of employment from Seller or Business Employees not becoming Buyer Employees.

(d)

With respect to any employee benefit plan maintained by Buyer or an Affiliate of Buyer for the benefit of any Buyer Employee (collectively, “Buyer Benefit Plans”), effective as of the Closing, Buyer shall, or shall cause its Affiliate to, recognize, to the extent permitted under applicable Law, all service of the Buyer Employees with Seller, as if such service were with Buyer, for purposes of any applicable Buyer Benefit Plan; provided, however, such service shall not be recognized to the extent that (x) such recognition would result in a duplication of benefits or (y) such service was not recognized under the corresponding Benefit Plan.  Further, with respect to each Buyer Benefit Plan, in which any Buyer Employee will be eligible to participate effective as of the Closing, Buyer shall, or shall cause its applicable Affiliate(s) to, (i) waive, to the extent permitted under applicable Law, all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such Buyer Employee under any such Buyer Benefit Plan in which such Buyer Employee may be eligible to participate on or after the Closing, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous Benefit Plan; and (ii) to the extent permitted under applicable Law, provide each such Buyer Employee with credit for any payments made under any cost-sharing provisions prior to the Closing (to the same extent such credit was given under the analogous Benefit Plan prior to the Closing) in satisfying any applicable cost-sharing provisions in any Buyer Benefit Plan in which such Buyer Employee may be eligible to participate on or after the Closing.

(e)

Effective as of the Closing Date, the Buyer Employees shall cease active participation in the Benefit Plans. Seller shall remain liable for all eligible claims for benefits under the Benefit Plans that are incurred by the Business Employees on or prior to the Closing Date. For purposes of this Agreement, the following claims shall be deemed to be incurred as follows: (i) life, accidental death and dismemberment, short-term disability, and workers’ compensation insurance benefits, on the event giving rise to such benefits; (ii) medical, vision, dental, and prescription drug benefits, on the date the applicable services, materials or supplies were provided; and (iii) long-term disability benefits, on the eligibility date determined by the long-term disability insurance carrier for the plan in which the applicable Business Employee participates.

(f)

Buyer and Seller intend that the transactions contemplated by this Agreement should not constitute a separation, termination or severance of employment of any Business Employee who accepts an employment offer by Buyer that is consistent with the requirements of Section 6.03(b), including for purposes of any Benefit Plan that provides for separation, termination or severance benefits (if any).  Each Buyer Employee shall resign from Seller and accept employment with Buyer at the same time resulting in no period of unemployment. Buyer shall be liable and hold Seller harmless for any claims relating to the employment of any Buyer Employee only to the extent such claims relate to activity occurring after the Closing Date.

(g)

This Section 6.03 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 6.03, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 6.03. Nothing contained herein, express or implied, shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement. The parties hereto acknowledge and agree that the terms set forth in this Section 6.03 shall not create any right in any Business Employee, Buyer Employee or any other Person to any continued employment with Buyer or any of its Affiliates or compensation or benefits of any nature or kind whatsoever.

(h)

Seller shall follow the “standard procedure” for preparing and filing Internal Revenue Service Forms W-2 (Wage and Tax Statements), as described in Revenue Procedure 2004-53 for Buyer Employees.  Under this procedure, (i)  Seller shall provide all required Forms W-2 to (x) all Buyer Employees reflecting wages paid and Taxes withheld by Seller in respect of such Buyer Employees’ employment with Seller through the Closing Date, and (y) all other employees and former employees of Seller who are not Buyer Employees reflecting all wages paid and taxes withheld by Seller, and (ii) Buyer (or one of its Affiliates) shall provide all required Forms W-2 to all Buyer Employees reflecting all wages paid and taxes withheld by Buyer (or one of its Affiliates) after the Closing Date.

Section 6.04

Confidentiality.  Each party acknowledges and agrees that the Confidentiality Agreement remains in full force and effect and information provided pursuant to this Agreement shall remain subject to the Confidentiality Agreement; provided, however, that notwithstanding anything in this Agreement to the contrary, Buyer and/or Seller may make any disclosure to the extent it is required to do so to comply with any securities laws or stock exchange regulations. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement and the provisions of this Section 6.04 shall nonetheless continue in full force and effect.

Section 6.05

Books and Records.

(a)

In order to facilitate the resolution of any claims made against or incurred by Seller, or for any other reasonable purpose, for a period of ten (10) years after the Closing, Buyer shall:

(i)

retain the Books and Records (including personnel files) relating to periods prior to the Closing; and

(ii)

upon reasonable notice, afford Seller’s Representatives reasonable access (including the right to make, at Seller’s expense, electronic or photocopies), during normal business hours, to such Books and Records (subject to the delivery of customary confidentiality undertakings to the satisfaction of Buyer).

(b)

In order to facilitate the resolution of any claims made by or against or incurred by Buyer after the Closing, or for any other reasonable purpose, for a period of ten (10) years after the Closing, Seller shall:

(i)

retain the books and records (including personnel files) of Seller which relate to the Business and its operations for periods prior to the Closing; and

(ii)

upon reasonable notice, afford Buyer’s Representatives reasonable access (including the right to make, at Buyer’s expense, electronic or photocopies), during normal business hours, to such books and records.

(c)

Neither Buyer nor Seller shall be obligated to provide the other party with access to any books or records (including personnel files) pursuant to this Section 6.05 where such access would violate any Law, fiduciary duty, contractual obligation or attorney-client privilege of such party.

Section 6.06

Public Announcements.  Buyer, on the one hand, and Seller, on the other hand, shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby and shall not issue any such press release or make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed; provided, however, that Buyer or Seller may, without the prior written consent of the other party, issue such press release or make such public statement as may, upon the advice of counsel, be required by applicable Law or stock exchange requirements. Notwithstanding the foregoing, following the Closing the parties may issue a press release or other public statement with respect to the this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, as long as such press release or public statement does not disclose the material terms of this Agreement or the other Transaction Documents (including the material terms of the consideration payable to Seller) except to the extent required, upon the advice of counsel, by applicable Law or stock exchange requirements. Notwithstanding the foregoing, (a) Halyard Capital and its Affiliates, (collectively, “Halyard”), shall be permitted to disclose the terms of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby after the Closing (i) to authorized representatives and employees of Halyard or its Affiliates, (ii) to its and its Affiliates’ investors, and (iii) to its or its Affiliates, auditors, attorneys, financing sources, potential investors or other agents or any other Person to whom Halyard or its affiliates discloses such information in the ordinary course of business (so long as such Persons agree to, or are bound by contract or professional or fiduciary obligations to, keep the terms of this Agreement confidential and so long as the parties shall be responsible to the other parties hereto for breach of this Section 6.06 or such confidentiality obligations by the recipients of its disclosure), and (b) Buyer shall be permitted to disclose the terms of this Agreement and the transactions contemplated hereby after the Closing (i) to its authorized representatives, employees, customers, suppliers, equityholders, and affiliates and (ii) to its or its Affiliates, auditors, attorneys, financing sources, potential investors or other agents or any other Person to whom Buyer discloses such information in the ordinary course of business (so long as such Persons agree to, or are bound by contract or professional or fiduciary obligations to, keep the terms of this Agreement confidential and so long as the parties shall be responsible to the other parties hereto for breach of this Section 6.06 or such confidentiality obligations by the recipients of its disclosure).

Section 6.07

Bulk Sales Laws.  The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer; it being understood that any liabilities arising out of the failure of Seller to comply with requirements and provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction which would not otherwise constitute Assumed Liabilities shall be treated as Excluded Liabilities.

Section 6.08

Tax Matters.

(a)

Seller and Buyer agree to furnish or cause to be furnished to the other, upon request, as promptly as practicable, information and assistance relating to the Business and the Purchased Assets, including access to books and records, as is reasonably necessary in connection with (i) the preparation or filing of any Tax Return by Buyer or Seller, (ii) the making of any Tax election by Buyer or Seller, (iii) Buyer or Seller’s claim for any Tax refund, (iv) the determination of liability for Taxes, and (v) any audit, examination or other proceeding in respect of Taxes related to the Business or the Purchased Assets. Each of Buyer and Seller shall retain all Tax Returns, work papers and other material records or other documentation in its possession (or in the possession of any Affiliate) in respect of Tax matters relating to the Business and the Purchased Assets for any Tax period that includes the Closing Date and all prior taxable periods until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate.

(b)

All real property Taxes, personal property Taxes and similar ad valorem Taxes (“Property Taxes”) levied with respect to the Business or the Purchased Assets (other than Taxes allocated pursuant to Section 6.08) for a taxable period that includes (but does not end on) the Closing Date shall be apportioned between Seller and Buyer as of the Closing based on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period included in the Post-Closing Tax Period.  Seller shall be liable for the proportionate amount of such Property Taxes that is attributable to the Pre-Closing Tax Period, and Buyer shall be liable for the proportionate amount of such Property Taxes that is attributable to the Post-Closing Tax Period.  Upon receipt of any bill for Property Taxes relating to the Business or the Purchased Assets, Buyer or Seller, as applicable, shall present a statement to the other party setting forth the amount of reimbursement to which each is entitled under this Section 6.08 together with such supporting evidence as is reasonably necessary to calculate the proration amount (calculated as a difference between the actual amount payable and the amount reflected in the Working Capital calculation as a reserve). In each case, the amount shall be paid by the party owing it to the other party within twenty (20) days after delivery of such statement, subject to any adjustments to reflect amounts included in the calculation of Working Capital.  In the event that either Seller or Buyer shall make any other payment for which it is entitled to reimbursement under this Section 6.08, the other party shall make such reimbursement promptly but in no event later than twenty (20) days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement.  For the avoidance of doubt, Section 6.08 shall survive the Closing Date.

(c)

All transfer, documentary, sales, use, stamp, registration, value added and other similar Taxes and fees (including any additions thereto, penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (including any real property transfer Tax and any other similar Tax) (“Transfer Taxes”) shall be divided, borne and paid equally 50% by Buyer and 50% by Seller when due. All necessary documentation and Tax Returns with respect to such Transfer Taxes shall be prepared and filed by the party required under applicable Law to file such Tax Returns. If required by applicable Law, Seller and Buyer shall, and shall cause their respective Affiliates to, cooperate in preparing and filing, and join in the execution of, any such Tax Returns.  Seller and Buyer shall cooperate in providing each other with any appropriate certification and other similar documentation relating to exemption from Transfer Taxes (including any appropriate resale exemption certifications), as provided under applicable Law.

Section 6.09

Non-Solicitation/Non-Competition.

(a)

Seller agrees that, for the period commencing on the Closing Date and expiring on the three (3) year anniversary of the Closing Date, Seller shall not and shall cause its respective Affiliates not to directly or indirectly, (i) contact, approach, hire or solicit for the purpose of offering employment or any similar arrangement any Buyer Employee or independent contractor, or (ii) assists any other Person in hiring any Buyer Employee or independent contractor; provided, however, that this Section 6.09(a) shall not prohibit general solicitations for employment through advertisements or other means not directly targeted at the employees of the Business (including, without limitation, Business Employees and Buyer Employees), or apply to any Business Employees that are not Buyer Employees or

Buyer Employees that are terminated by the Buyer after the Closing Date due to no fault of such employee.

(b)

Seller agrees that, for the period commencing on the Closing Date and expiring on the three (3) year anniversary of the Closing Date, Seller shall not and shall cause its respective Affiliates not to directly or indirectly, (i) own, operate, acquire or establish a business, or in any other manner engage alone or with others any activity, that is competitive with the Business (whether as an operator, manager, employee, officer, director, consultant, advisor, representative or otherwise), including, for the avoidance of doubt, through the use of any knowledge of the Business to promote business with advertisers and agencies through competitors of the Business or (ii) induce or attempt to induce any customer, supplier or other business relation of the Business to cease or refrain from doing business with the Business, or in any way interfere with the relationship between any such customer, supplier or other business relation and the Business (including, without limitation, by making any negative or disparaging statements or communications regarding the Business).

(c)

Buyer agrees that, for the period commencing on the Closing Date and expiring on the second anniversary of the Closing Date, Buyer shall not and shall not direct any of their controlled Affiliates to, (ii) contact, approach, hire or solicit for the purpose of offering employment or any similar arrangement any employee of Seller who is not a Buyer Employee or (ii) assist any other Person in hiring any such employee; provided, however, that this Section 6.10(c) shall not prohibit general solicitations for employment through advertisements or other means or apply to any such employee who is terminated by Seller after the Closing Date.

(d)

Neither Seller nor its Affiliates shall use in any way the name “SRAXmd” or any derivations thereof.

Section 6.10

Further Assurances.  Following the Closing, each of the parties hereto shall, and Seller shall cause its Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents, including without limitation that (a) Seller will take the actions set forth in Section 6.10 of the Disclosure Schedules and (b) Seller or its Affiliates, as applicable, shall instruct all account debtors with respect to Receivables constituting Purchased Assets to pay such amounts to Buyer and, if Seller or its Affiliates, as applicable, receive payment of any such Receivables, they shall remit such amounts to Buyer on a weekly basis. For the avoidance of doubt, nothing in this Section 6.10 shall require either party to waive any of its rights under this Agreement.

Section 6.11

Third Party Consents.  Seller shall use commercially reasonable efforts to give all notices, obtain all consents and to and make all filings with third parties that are described in Section 4.03 of the Disclosure Schedules.

Section 6.12

Closing Conditions.  From the date hereof until the Closing, each party hereto shall use commercially reasonable efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VII hereof.

Section 6.13

Termination of Related Party Agreements.  Except as otherwise set forth herein or in any other Transaction Document, at or prior to Closing, all Contracts, whether written or oral, between Seller and/or any of its Affiliates, on the one hand, and any Buyer Employee, on the other hand, shall be terminated without any further force and effect, and Seller and/or any of its Affiliates shall release the counterparties to such Contracts for any further liabilities or obligations with respect to Seller thereunder; provided, that this Section 6.13 shall not relieve Seller of its other obligations under this Agreement with respect to the termination of the Affiliate Agreements.

Section 6.14

Trademark Matters.  From and after the Closing:

(a)

The parties acknowledge and agree that Buyer has purchased and the Seller has sold and assigned to Buyer all right, title and interest in and to the Marks, the goodwill of the business associated therewith and all applications and registrations therefor, and associated Domain Names.  The parties further acknowledge and agree that the Marks “SRAXMD” (Standard Characters) and the “Srax(MD)” logo, U.S. Registration Nos. 5,133,228 and 5,212,240 respectively, assigned to Buyer in the (“SraxMD Marks”) constitute composite marks, a constituent element of each being the “SRAX”, a discrete mark that is owned by Seller.  Seller agrees that, as between the parties, Buyer is the sole and exclusive owner of all right, title and interest in the SraxMD Marks.  Seller shall not (and shall cause its Affiliates, representatives and contractors not to) use directly or indirectly the SraxMD Marks or any colorable imitation thereof, or contest Buyer’s ownership of the validity of the SraxMD Marks, including in any claim, action, arbitration, suit, inquiry or proceeding.

(b)

Buyer hereby grants to Seller a non-exclusive, non-assignable, non-sublicenseable royalty-free license to use the SraxMD Marks solely as necessary to fulfill its obligations under this Agreement and the other Transaction Documents, and not for its independent use or that of any other Person.  Such license to Seller shall automatically expire upon expiration or termination of this Agreement.  Seller shall not assign its rights under this Section 6.14(b) to and other Person.  Any attempted assignment by Seller in violation of this Section 6.14(b) shall be null and void ab initio and of no force or effect.   If exercising its rights under Section 6.14(b), Seller shall use (and shall cause its applicable Affiliates to use) the SraxMD Marks consistent with the standards of quality associated with the services provided by Seller through the Business prior to the date hereof.  Any and all goodwill arising from Seller’s use of the SraxMD Marks shall inure solely to the benefit of Buyer.

(c)

Seller hereby grants to Buyer a non-exclusive, perpetual, irrevocable, royalty-free right and license to use “SRAX” as part of the SraxMD Marks, in composite marks that include an SraxMD Mark, and as Domain Names or a part thereof.  If exercising its rights under Section 6.14(c), Buyer shall use (and shall cause its applicable Affiliates to use) the SraxMD Marks consistent with the standards of quality associated with the services provided by Seller through the Business prior to the date hereof.    The license granted by Seller in Section 6.14(c) (i) shall not be terminated, canceled, or modified without the prior written consent of Buyer, or Buyer’s successors or assigns, as applicable and (ii) is freely assignable by Buyer.

Section 6.15

Financing Efforts.  Prior to the Closing, Seller shall provide such cooperation in connection with the arrangement of the Financing as may be reasonably requested by Buyer, including, without limitation (i) reasonable participation on a timely basis and at Buyer’s sole expense (upon reasonable prior notice and during normal business hours) in meetings (including in person meetings and including senior management) and calls with prospective lenders, (ii) furnishing Buyer and the financing sources with information reasonably requested to facilitate the Financing, including, without limitation, giving Buyer and the financing sources reasonable access to the offices, properties, books, records and other information of Seller, (iii) providing such information and documentation about Seller as is reasonably requested by the financing sources to the extent required under applicable “know your customer” and anti-money laundering rules and regulations under the USA PATRIOT Act, (iv) reasonably assisting Buyer in obtaining legal opinions, landlord waivers and estoppels, access agreements, non-disturbance agreements, customary payoff letters, lien releases, instruments of termination or discharge, in each case, as reasonably requested by Buyer or the financing sources, and at the sole expense of Buyer.

Section 6.16

Intentionally Omitted.

Section 6.17

Advise of Changes.  Seller shall promptly advise Buyer of (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement, (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement, (c) any Actions commenced, or to Seller’s Knowledge, threatened in writing, against Seller or any of its Subsidiaries, as applicable, that are related to the transactions contemplated by this Agreement, and (d) any fact, change, event or circumstance known to Seller, any breach, inaccuracy or misrepresentation of a representation or warranty of Seller set forth in this Agreement or any breach or non-performance of a covenant or obligation of Seller set forth in this Agreement (i) that has had or would reasonably be expected to have, either individually or in the aggregate with all other such matters, a Material Adverse Effect, or (ii) which Seller believes would or would be reasonably expected to cause a condition to Closing set forth in Article VII to not be satisfied. In no event shall (x) the delivery of any notice by Seller pursuant to this Section 6.17 limit or otherwise affect the respective rights, obligations, representations, warranties, covenants or agreements of Seller or the conditions to the obligations of Seller under this Agreement, or (y) disclosure by Seller be deemed to amend or supplement the Disclosure Schedules or constitute an exception to any representation or warranty.

Section 6.18

No Solicitation; Change in Recommendation.

(a)

Seller shall, and shall cause each of its Subsidiaries and their respective Representatives to immediately (i) cease and terminate any solicitation, encouragement, discussions or negotiations with any Persons with respect to an Acquisition Proposal or a potential Acquisition Proposal, (ii) terminate access to any physical or electronic data rooms related to a possible Acquisition Proposal (other than a data room utilized solely by Buyer, its Affiliates and their respective Representatives and not any third Person) and (iii) request that any such Person and its Representatives promptly return or destroy all confidential information concerning Seller and its Subsidiaries theretofore furnished thereto by or on behalf of Seller or any of its Subsidiaries, and destroy all analyses and other materials prepared by or on behalf of such Person that contain, reflect or analyze such information, in each case, in accordance with the applicable confidentiality agreement between Seller or any of its Affiliates, on one hand, and such Person, on the other hand.  Until the Closing Date or, if earlier, the termination of this Agreement in accordance with Article IX, Seller shall not, and shall cause each of its Subsidiaries and their respective Representatives not to, directly or indirectly, (A) solicit, initiate, knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) any inquiries regarding, or the making or announcement of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (B) conduct or engage in, enter into, continue or otherwise participate in any discussions or negotiations with, or furnish any information or data to, any Person that is seeking to make, has made or is considering making an Acquisition Proposal or otherwise take such actions in connection with or for the purpose of knowingly encouraging or knowingly facilitating an Acquisition Proposal, (C) approve, endorse or recommend any Acquisition Proposal or (D) enter into any Seller Acquisition Agreement (as defined below) with respect to an Acquisition Proposal (including any confidentiality agreement).

(b)

Except as expressly permitted by Section 6.18(c), neither the board of directors of Seller nor any committee thereof shall (i) (A)  take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer (other than a temporary “stop, look and listen” communication by the board of directors of Seller pursuant to Rule 14d-9(f) of the Exchange Act, or an express rejection of such tender offer or exchange offer), (B) fail to recommend against acceptance of any tender offer or exchange offer within ten (10) Business Days of the commencement of such offer, (C) adopt, approve, endorse or recommend, or publicly propose to approve or recommend to the stockholders of Seller an Acquisition Proposal or (D) agree to take any of the foregoing actions (actions described in this clause (i) being referred to as a “Seller Adverse Recommendation Change”), (ii) authorize, cause or permit Seller or any of its Subsidiaries to enter into any letter of intent, agreement or agreement in principle, memorandum of understanding, or other similar agreement relating to or providing for any Acquisition Proposal or an acquisition agreement, merger agreement or similar definitive agreement providing for or with respect to any Acquisition Proposal (each, a “Seller Acquisition Agreement”), (iii)  grant any waiver, amendment or release under any standstill or similar agreement with respect to any class of Equity Interests of Seller or any of its Subsidiaries, any confidentiality agreement or Takeover Statute or (iv) take any action pursuant to Section 9.01(f).

(c)

Notwithstanding anything to the contrary herein the board of directors of Seller may, in each case so long as Seller has complied in all material respects with the requirements of and not breached in any material respect this Section 6.18, (A) make a Seller Adverse Recommendation Change in response to an Intervening Event or Superior Proposal and/or (B) terminate this Agreement pursuant to Section 9.01(f) to enter into a Seller Acquisition Agreement with respect to a Superior Proposal, in each case, if and only if, prior to taking of the action in either clause (A) or (B), the board of directors of Seller or a duly authorized committee thereof concludes in good faith, after consultation with outside legal counsel, (x) that failure to take such action would be reasonably expected to be inconsistent with the directors’ fiduciary duties under applicable Law and (y) that, if applicable, such Acquisition Proposal constitutes a Superior Proposal; provided, further, that, prior to taking the action in either clause (A) or (B) above, (i) the board of directors of Seller has given Buyer at least five (5) Business Days’ prior written notice (such period, the “Notice Period” and any such notice with respect to a Superior Proposal, the “Initial Superior Proposal Notice”) of its intention to take such action (which notice shall include, as applicable, a reasonably detailed written summary of the Intervening Event or unredacted copies of the Superior Proposal and any material transaction agreements and financing commitments (provided that such financing commitments may include customary redactions) and a written summary of the material terms of any Superior Proposal not made in writing, including any financing commitments relating thereto), (ii) after providing such notice, Seller shall have negotiated, and shall have caused its Representatives to negotiate, with Buyer in good faith (to the extent Buyer desires to negotiate) during the Notice Period to make such adjustments in the terms and conditions of this Agreement and the Financing as would permit the board of directors of Seller not to take such action, and (iii) following the end of the Notice Period, the board of directors of Seller or a duly authorized committee thereof, shall have considered in good faith any proposed revisions to this Agreement and the Financing proposed in writing by Buyer, and shall have determined, after consultation with outside legal counsel, that failure to take such actions continues to be reasonably expected to be inconsistent with the directors’ fiduciary duties under applicable Law even if such proposed revisions by Buyer to this Agreement and the Financing were to be given effect.

(d)

From and after the date hereof, Seller shall notify Buyer as promptly as reasonably practicable (but in any event within twenty-four (24) hours) in the event that (i) Seller, its Subsidiaries, Affiliates or any of their respective Representatives receives (A) an Acquisition Proposal or any amendment thereto or (B) any request for discussions or negotiations, any request for access to the properties or Books and Records of Seller or any of its Subsidiaries of which Buyer or any of its Representatives is or has become aware, or any request for information relating to Seller or any of its Subsidiaries, in each case, by any Person that could reasonably be expected to be considering making an Acquisition Proposal or (ii) Seller enters into any confidentiality agreement (which notice shall include a copy of such confidentiality agreement). Such notice to Buyer shall indicate the identity of the Person or group of Persons making such Acquisition Proposal or amendment thereto and provide (x) an unredacted copy of such written Acquisition Proposal or amendment thereto (including, in each case, financing commitments with customary redaction) and any material transaction documents, and (y) with respect to any Acquisition Proposal or amendment thereto not made in writing, a written summary of the material terms and conditions of each such Acquisition Proposal or amendment thereto. Seller shall keep Buyer informed, on a reasonably current basis (and, in any event within twenty-four (24) hours of Seller’s knowledge of any such event) of any material developments, discussions or negotiations regarding any Acquisition Proposals, or material changes to the terms of any such Acquisition Proposal or any amendment thereto (including copies of any written proposed agreements). Seller hereby agrees that it shall not, and shall not permit its Subsidiaries to, enter into any Contract that prohibits or restricts it from providing to Buyer the information contemplated by this Section 6.18(d) or from complying with the other provisions of this Section 6.18.

(e)

Nothing contained in this Agreement shall prevent Seller or the board of directors of Seller from complying with Rules 14a-9, 14d-9 and 14e-2 under the Exchange Act and Item 1012(a) of Regulation M-A promulgated under the Exchange Act with respect to an Acquisition Proposal or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder or making any required disclosure to Seller’s stockholders if, in the good faith judgment of the board of directors of Seller, after consultation with its outside legal counsel, the failure to do so would be inconsistent with its fiduciary duties to stockholders under applicable Law or such disclosure is otherwise required under applicable Law. For the avoidance of doubt, complying with such obligations or making such disclosure shall not in any way limit or modify the effect that any such action has under this Agreement (including whether such action constitutes a Seller Adverse Recommendation Change).

Section 6.19

Transaction Litigation.  Seller shall promptly notify Buyer in writing of any action, arbitration, audit, hearing, investigation, litigation, suit, subpoena or summons issued, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator pending or, to the Knowledge of Seller, threatened against Seller, its Subsidiaries or any of their respective directors or officers relating to the transactions contemplated by this Agreement, including the Sale (“Transaction Litigation”), Seller shall control the defense of any Transaction Litigation threatened against Seller or its Subsidiaries; provided, however, that Seller shall (a) give Buyer the right to review and comment on all material filings or responses to be made by Seller in connection with any such Transaction Litigation (and Seller shall in good faith take such comments into account), and the opportunity to participate in the defense and settlement of, any such Transaction Litigation and (b) if Buyer does not exercise such right to participate (subject to Seller’s control right), keep Buyer reasonably and promptly informed with respect to the status of such Transaction Litigation. Seller agrees that it shall not settle, or offer to settle, any Transaction Litigation without the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed).

Section 6.20

Financial Statements.  Seller will furnish the following reports to Buyer:

(a)

Within 5 days of the earlier of: (i) the date Seller files its quarterly report with the SEC pursuant to its Exchange Act filing requirements or (ii) the date which such quarterly reports are due pursuant to the Exchange Act, accounting for any applicable extensions, an unaudited pro-forma carve-out balance sheet of the Business, if any, as of the end of each such quarterly period, and unaudited pro-forma carve-out statements of income and cash flows of the Business for such period; and

(b)

Within 10 days following the end of any calendar month, an unaudited pro-forma carve-out balance sheet of the Business as at the end of such calendar month, and unaudited pro-forma carve-out statements of income and cash flows of the Business for such calendar month.

ARTICLE VII
CONDITIONS TO CLOSING

Section 7.01

Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of the following condition:

No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order that is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

Section 7.02

Conditions to Obligations of Buyer.  The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a)

The representations and warranties of Seller contained in Article IV (other than the Seller Fundamental Representations) shall be true and correct in all material respects as of the Closing Date and the Seller Fundamental Representations shall be true and correct in all respects, in each case, with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all material respects as of that specified date); provided , however , that representations and warranties qualified by Material Adverse Effect or other materiality qualifier must instead be true and correct in all respects;

(b)

Seller shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them prior to or at the Closing;

(c)

Seller shall have delivered to Buyer duly executed counterparts to the Transaction Documents (other than this Agreement and the Employment Agreements) and such other documents and deliverables set forth in Section 3.02(a);

(d)

Buyer shall have received a certificate, dated the Closing Date and signed on behalf of Seller by a duly authorized officer (in such Person’s capacity as such and not individually), that each of the conditions set forth in Section 7.02(a), Section 7.02(b) and Section 7.02 (i) have been satisfied (the “Closing Certificate”);

(e)

Buyer shall have received a certificate pursuant to Treasury Regulations Section 1.1445-2(b) that Seller is not a foreign person within the meaning of Section 1445 of the Code duly executed by Seller;

(f)

[Intentionally omitted];

(g)

Buyer shall have obtained a fully bound R&W Insurance Policy;

(h)

Buyer shall have received the Financing;

(i)

Since the date of this Agreement, there shall not have been a Material Adverse Effect; and

(j)

At the Closing, each of Seller, Dustin Suchter and Erin DeRuggiero shall have invested $250,000, $250,000 and $500,000, respectively, in the Parent.

Section 7.03

Conditions to Obligations of Seller.  The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller’s waiver, at or prior to the Closing, of each of the following conditions:

(a)

The representations and warranties of Buyer contained in Article V shall be true and correct in all material respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all material respects as of that specified date); provided, however, that representations and warranties qualified by Material Adverse Effect or other materiality qualifier must instead be true and correct in all respects;

(b)

Buyer shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing;

(c)

Buyer shall have delivered to the Seller the Closing Payment Amount, duly executed counterparts to the Transaction Documents (other than this Agreement and the Employment Agreement) and such other documents and deliveries set forth in Section 3.02(b);

(d)

Seller shall have received a certificate, dated the Closing Date and signed on behalf of Buyer by a duly authorized officer of Buyer (in such Person’s capacity as such and not individually), that each of the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied (the “Buyer Closing Certificate”); and

(e)

Seller shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer as to matters set forth in Section 3.02(b)(v).

ARTICLE VIII
INDEMNIFICATION

Section 8.01

Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is fifteen (15) months from the Closing Date (the “Expiration Date”); provided, however, (i) that the representations and warranties contained in Section 4.01 (Organization and Qualification of Seller), Section 4.02 (Authority of Seller), Section 4.07 (Title to Tangible Personal Property), Section 4.08 (Sufficiency of Assets), Section 4.16 (Taxes) and Section 4.17 (Brokers) (collectively, the “Seller Fundamental Representations”), and Section 5.01 (Organization of Buyer), Section 5.02 (Authority of Buyer) and Section 5.04 (Brokers) (collectively, the “Buyer Fundamental Representations”) shall survive the Closing indefinitely, and (ii) the representations and warranties contained in Section 4.10 (Intellectual Property) and Section 4.20 (Privacy and Data Security) (collectively, the “Seller IP Representations”) shall survive the Closing and shall remain in full force and effect indefinitely. None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms (the applicable period of survival with respect to any representation, warranty, covenant or agreement, the “Survival Period”). Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the Expiration Date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved.  It is the express intent of the parties that, if the applicable Survival Period is shorter than the statute of limitations that would otherwise have been applicable to such item, then, by contract, the applicable statute of limitations with respect to such item shall be reduced to the shortened Survival Period contemplated hereby.

Section 8.02

Indemnification By Seller. After the Closing, subject to the other terms and conditions of this Article VIII, Seller shall indemnify Buyer and its Affiliates and their respective Representatives (collectively, the “Buyer Indemnified Parties”) against, and shall hold Buyer Indemnified Parties harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnified Parties based upon, arising out of, with respect to or by reason of:

(a)

any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or in any Transaction Document (for purposes of calculating any Losses arising from such inaccuracy or breach and for purposes of determining whether there has been an inaccuracy in or breach of any such representation or warranty, such representation and warranty shall be read as if it were not qualified by any concept of “material,” “materiality,” “Material Adverse Effect,” or similar qualifiers);

(b)

any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement or in any Transaction Document;

(c)

any Third Party Claims related to the Business, operations, properties, assets or obligations of Seller or any of its Affiliates conducted, existing or arising before the Closing;

(d)

any Excluded Asset or Excluded Liabilities;

(e)

any claim made by any stockholder of Seller against any Buyer Indemnified Party directly or indirectly related to the Transaction Documents and consummation of the transactions contemplated hereby and thereby; or

(f)

any Third Party Claim arising out of or in connection with Buyer’s use of a mark containing “SraxMD” that infringes upon such third party’s trademark rights, provided that such claim would not have arisen but for Buyer’s use of “Srax” as a component of “SraxMD”.

Section 8.03

Indemnification By Buyer.  After the Closing, subject to the other terms and conditions of this Article VIII, Buyer shall indemnify Seller and its Affiliates (collectively, the “Seller Indemnified Parties”) against, and shall hold the Seller Indemnified Parties harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnified Parties based upon, arising out of, with respect to or by reason of:

(a)

any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or in any Transaction Document (for purposes of calculating any Losses arising from such inaccuracy or breach and for purposes of determining whether there has been an inaccuracy in or breach of any such representation or warranty, such representation and warranty shall be read as if it were not qualified by any concept of “material,” “materiality,” “Material Adverse Effect,” or similar qualifiers);

(b)

any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement or in any Transaction Document;

(c)

any Third Party Claims related to the Business, operations, properties, assets or obligations of Buyer or any of its Affiliates conducted or arising after the Closing; or

(d)

any Purchased Assets or Assumed Liabilities.

Section 8.04

Certain Limitations. The indemnification provided for in Section 8.02 and Section 8.03 shall be subject to the following limitations:

(a)

The aggregate amount of Losses for which the Buyer Indemnified Parties or Seller Indemnified Parties, as applicable, shall be entitled to indemnification pursuant to this Article VIII shall not exceed $262,500 (the “Indemnification Cap”), other than with respect to the following: (x)(i) claims based on breaches in, or inaccuracies of, the Seller Fundamental Representations or the Seller IP Representations, (ii) claims arising under Section 8.02(b) through and including 8.02(f), (iii) claims based on Fraud, criminal activity or willful misconduct of Seller and (iv) representations and warranties that are excluded from the R&W Insurance Policy (the claims described in clauses (i), (ii),  (iii) and (iv), the “Seller Special Indemnification Matters”) and (y)(i) claims based on breaches of the Buyer Fundamental Representations, (ii) claims arising under Sections 8.03(b) through and including 8.03(d), and (iii) claims based on Fraud, criminal activity or willful misconduct of Buyer (the claims described in clauses (i), (ii) and (iii), the “Buyer Special Indemnification Matters”).

(b)

Seller shall not be liable to the Buyer Indemnified Parties for indemnification under Section 8.02 unless and until the aggregate amount of Losses in respect of indemnification under Section 8.02 exceed $262,500 (the “Threshold”) (provided that any individual or series of related Losses which do not exceed $50,000 (“De-Minimis Losses”) shall not be counted towards the Threshold), at which time the Buyer Indemnified Party shall be indemnified for the amount of Losses in excess of the Threshold, including, for the avoidance of doubt, De-Minimis Losses; provided, however, that the Threshold and the exclusion of De-Minimis Losses shall not be applicable with respect to, and each Buyer Indemnified Party shall be entitled to be indemnified for, all Losses arising out of or resulting from the indemnification obligation with respect to Seller Special Indemnification Matters. Buyer shall not be liable to the Seller Indemnified Parties for indemnification under Section 8.03 unless and until the aggregate amount of Losses in respect of indemnification under Section 8.03 exceeds the Threshold (provided that De-Minimis Losses shall not be counted towards the Threshold), at which time the Seller Indemnified Party shall be indemnified for the amount of Losses in excess of the Threshold, including, for the avoidance of doubt, De-Minimis Losses; provided, however, that the Threshold and the exclusion of De-Minimis Losses shall not be applicable with respect to, and each Seller Indemnified Party shall be entitled to be indemnified for, all Losses arising out of or resulting from the indemnification obligation with respect to Buyer Special Indemnification Matters.

(c)

Payments by the Indemnifying Party (as defined in Section 8.05) pursuant to Article VIII in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment actually received by the Indemnified Party (as defined in Section 8.05) in respect of any such claim.

(d)

Notwithstanding the foregoing, in no event shall the Indemnifying Party be liable to the Indemnified Party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or any damages based on any type of multiple except to the extent adjudicated and owed to a third party with respect to a Third Party Claim.

(e)

Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Loss, including by pursuing insurance claims and claims against third parties, and shall reasonably consult and cooperate with the Indemnifying Party with a view toward mitigating Losses upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise to Losses.

Section 8.05

Indemnification Procedures.  The party making a claim under this Article VIII is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Article VIII is referred to as the “Indemnifying Party”.  To the extent available, prior to any obligation of the Indemnifying Party, the Indemnified Party will first exhaust and seek indemnity payments from the Indemnity Escrow Fund and, to the extent Buyer is the Indemnified Party, the R&W Insurance Policy. The R&W Insurance Policy shall only be available to the Buyer Indemnified Parties. Notwithstanding the foregoing, nothing in the preceding sentence shall relieve the Indemnified Party from any notice provisions contained herein.

(a)

Third Party Claims.  If any Indemnified Party receives written notice of the assertion or commencement of any Action or other legal proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party, the Indemnified Party shall give the Indemnifying Party prompt written notice thereof (a “Claim Notice”). The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations. Such Claim Notice shall describe the Third Party Claim in reasonable detail, shall include a copy of all papers served with respect to such Third Party Claim, if any, and any other documents reasonably necessary (as determined by the Indemnified Party) and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in or, by giving written notice within ten (10) Business Days of receipt of a Third Party Claim, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel; provided, that such notice contains confirmation that the Indemnifying Party has agree to indemnify the Indemnified Party (subject to the limitation on indemnification set forth herein) for the Losses arising out of or resulting from the Third Party Claim of which it is assuming the right to conduct and control the defense thereof. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 8.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party; provided, however, that the Indemnifying Party shall not be entitled to control, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim if: (i) such claim is part of an Action to which the Indemnifying Party is also a party and the Indemnified Party is advised by counsel that a conflict exists as a result of the Indemnifying Party’s control over such proceedings, (ii) such Third Party Claim seeks injunctive or other equitable relief against the Indemnified Party, (iii) the Third Party Claim relates to or arises in connection with any governmental proceeding, action, indictment, allegation or investigation in respect of the business of Buyer or their respective Affiliates, (iv) the Third Party Claim involves liabilities that are reasonably expected to exceed the Indemnity Escrow Amount, (v) the Indemnifying Party failed or is failing to reasonably prosecute or defend such Third Party Claim, or (vi) such claim involves any customer, supplier, distributor or other material business relation of Buyer or its Affiliates. If the Indemnifying Party has validly made such election, the Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. If the Indemnifying Party elects not to compromise or defend such Third Party Claim or fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, the Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party. The Indemnified Party and the Indemnifying Party shall cooperate with each other in all reasonable respects to ensure the proper and adequate defense of any Third Party Claim, including making available Books and Records and other information relating to such Third Party Claim and furnishing employees and representatives as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

(b)

Settlement of Third Party Claims.  Notwithstanding any other provision of this Agreement, if the Indemnifying Party assumes the defense of any Third Party Claim pursuant to Section 8.05, (i) the Indemnified Party shall not file any papers or consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim and (ii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim without the prior written consent of the Indemnified Party (which consent shall be given if the settlement by its terms (1) obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim, (2) fully and finally releases the Indemnified Party completely in connection with such Third Party Claim, and (3) does not impose any obligation or restriction on such Indemnified Party or its Affiliates).  If the Indemnifying Party does not assume the defense of such Third Party Claims or fails to diligently prosecute or withdraws from the defense of a Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party for any settlement entered into or any judgment consented to without the prior the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).  Notwithstanding any other provision of this Agreement, whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, if the Indemnified Party admits any liability with respect to, or settles, compromises or discharges, such Third Party Claim without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), then such admission, settlement or compromise will not be binding upon or constitute evidence against the Indemnifying Party for purposes of determining whether the Indemnified Party has incurred Losses that are indemnifiable pursuant to this Article VIII or the amount thereof.

(c)

Direct Claims.  Any claim by an Indemnified Party on account of a Loss which does not result from or involve a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party by providing prompt written notice thereof to the Indemnifying Party after the Indemnified Party becomes aware of such Direct Claim. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim asserting or denying its responsibility with respect to such Direct Claim. During such thirty (30)-day period, the Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall reasonably assist the Indemnifying Party’s investigation. If the Indemnifying Party does not so respond within such thirty (30)-day period, the Indemnifying Party shall be deemed to have accepted such claim.

Section 8.06

Tax Treatment of Indemnification Payments. All indemnification payments made (or deemed to be made) with respect to any claim pursuant to Article VIII shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 8.07

Exclusive Remedies. Subject to Section 10.11, the parties acknowledge and agree that except for Buyer’s right to assert claims under (i) the R&W Insurance Policy in accordance with the terms and conditions thereof, (ii) the Indemnity Escrow Fund in accordance with the terms and conditions of this Agreement and the Escrow Agreement and (iii) the setoff rights in Sections 2.06(c) and 2.09(e), their sole and exclusive remedy with respect to any and all claims for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement (except in the case of Fraud) shall be pursuant to the indemnification provisions set forth in this Article VIII. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article VIII. Nothing in this Section 8.07 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled pursuant to Section 10.11.

ARTICLE IX
TERMINATION

Section 9.01

Termination. This Agreement may be terminated at any time prior to the Closing:

(a)

by the mutual written consent of Seller and Buyer;

(b)

by Buyer by written notice to Seller if there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 7.01 or Section 7.02 and such breach, inaccuracy or failure cannot be cured by Seller by August 6, 2018 (the “Drop Dead Date”); provided, that in the event that Buyer extends the Closing Date to August 7, 2018 pursuant to Section 3.01, the Drop Dead Date shall be August 7, 2018;

(c)

by Seller by written notice to Buyer if there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 7.01 or Section 7.03 and such breach, inaccuracy or failure cannot be cured by Buyer by the Drop Dead Date;

(d)

by Buyer or Seller in the event that:

(i)

there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited;

(ii)

any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable; or

(iii)

the Closing does not occur by the Drop Dead Date.

(e)

by Buyer, if:

(i)

the board of directors of Seller shall have effected a Seller Adverse Recommendation Change;

(ii)

Seller shall have entered into, or publicly announced its intention to enter into, a Company Acquisition Agreement; or

(iii)

Seller or the board of directors of Seller have publicly announced its intention to do any of the foregoing;

(f)

by Seller in order to substantially concurrently enter into a Company Acquisition Agreement with respect to a Superior Proposal that the board of directors of Seller formally authorizes in full compliance with the terms of this Agreement; provided that (x) prior to or concurrently with, and as a condition to, such termination, Seller pays Buyer the Termination Fee due under Section 9.02 and (y) Seller has complied in all material respects with the requirements of Section 6.18(c) prior to taking action pursuant to this Section 9.01(f);

(g)

[Intentionally omitted];

(h)

[Intentionally omitted]; or

(i)

by Buyer or Seller if the Closing has not occurred by the Drop Dead Date; provided, that the party electing to terminate this Agreement in such instance has not materially breached this Agreement and such breach is the primary reason for such failure to consummate the Closing.

Section 9.02

Effect of Termination.

(a)

In the event of the termination of this Agreement in accordance with this Article IX, this Agreement shall immediately become null and void and there shall be no liability or obligation on the part of any party hereto other than liability for any Willful Breach of this Agreement prior to such termination; provided that the provisions of Section 6.04 (Confidentiality), this Section 9.02 (Effects of Termination) and Article X (Miscellaneous) shall remain in full force and effect and survive any termination of this Agreement.

(b)

In the event that this Agreement is terminated:

(i)

by Seller pursuant to Section 9.01(f); or

(ii)

by Buyer pursuant to (A) Section 9.01(b) in respect of a material breach of Section 6.18, or (B) Section 9.01(e); then

Seller shall pay as directed by Buyer the Termination Fee by wire transfer of immediately available funds (x) in the case of Section 9.02(b)(ii) within three (3) Business Days after such termination or (y) concurrently with such termination if pursuant to Section 9.01(f).  The parties agree and understand that in no event shall Seller be required to pay the Termination Fee on more than one occasion and in no event shall Seller be required to pay more than one Termination Fee. In the event that Buyer shall be entitled to receive and receives full payment of the Termination Fee from or on behalf of Seller pursuant to this Section 9.02(b), the receipt of the Termination Fee (and, if applicable, any interest thereon and enforcement costs pursuant to Section 9.02(c)) shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Buyer and its Affiliates as a result of the actions of Seller or its Affiliates in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, and shall be the sole monetary remedy of Buyer and their respective Affiliates; provided that nothing in this Section 9.02(b) shall limit Buyer’s rights under Section 10.11 and receipt of the Termination Fee (and, if applicable, any interest thereon and enforcement costs pursuant to Section 9.02(c)) shall not be the exclusive remedy of Buyer and any of its Affiliates or constitute liquidated damages in the event of Willful Breach.

(c)

Notwithstanding anything to the contrary in this Article VIII, in the event that Seller fails to promptly pay the Termination Fee when due, and if Buyer commences an action in order to obtain such payment that results in a judgment against Seller, then Seller shall pay Buyer, together with the Termination Fee (A) interest on the Termination Fee, as applicable, from the date the Termination Fee was required to be paid through the date of payment at a rate per annum equal to the prime rate as published in the Wall Street Journal, Eastern Edition, in effect on the date the Termination Fee was required to be paid and (B) any out-of-pocket fees, costs and expenses (including reasonable legal fees) incurred by or on behalf of Buyer in connection with any such action.

(d)

The parties acknowledge and hereby agree that the provisions of this Section 9.02 are an integral part of the transactions contemplated by this Agreement (including the Sale), and that, without such provisions, the parties would not have entered into this Agreement.

ARTICLE X
MISCELLANEOUS

Section 10.01

Expenses.  Except as otherwise expressly provided herein (including Section 6.08 hereof), all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 10.02

Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing (including, without limitation, e-mail transmission) and shall be deemed to have been given (a) if delivered by hand, when such delivery is made at the address specified on the signature pages hereto; (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) if delivered by e-mail or facsimile, when such e-mail or facsimile is transmitted to the number or e-mail address specified on the signature page hereto or (d) on the day mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses or coordinates as provided on the signature pages hereto (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02).

Section 10.03

Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (i) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (ii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.  All references in this Agreement or any of the other Transaction Documents to “$” or “Dollars” are to United States Dollars, unless expressly stated otherwise.

Section 10.04

Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.05

Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 10.06

Entire Agreement. This Agreement (including the Exhibits and the Disclosure Schedules) and the other Transaction Documents constitute the entire agreement of the parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter.

Section 10.07

Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Except as set forth in Section 2.12, neither party may assign its rights or obligations hereunder without the prior written consent of the other party; provided, however, that Buyer can assign its rights hereunder to any lender providing the Financing.  No assignment (including pursuant to Section 2.12) shall relieve the assigning party of any of its obligations hereunder.

Section 10.08

No Third Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.09

Amendment and Modification; Waiver.  This Agreement may only be amended, modified or supplemented by an agreement in writing signed by Seller and Buyer. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 10.10

Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

(b)

ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE DELAWARE COURT OF CHANCERY (OR, ONLY IF THE DELAWARE COURT OF CHANCERY DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY STATE COURT WITHIN THE STATE OF DELAWARE), AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES

IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10(c).

Section 10.11

Specific Performance.  The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof or were otherwise breached. It is accordingly agreed that the parties to this Agreement shall be entitled to seek equitable relief, including, without limitation, an injunction or injunctions (without the payment or posting of any bond) in connection with any breach or threatened breach of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, including, without limitation, to enforce the obligations of each of Buyer and Seller to consummate the Closing. This paragraph shall not be construed as an election of any remedy, or as a waiver of any right available to the parties under this Agreement or the law, including, without limitation, the right to seek damages from the breaching party for a breach of any provision of this Agreement, nor shall this paragraph be construed to limit the rights or remedies available under applicable law for any violation of any provision of this Agreement.

Section 10.12

Disclosure Schedule.  The Disclosure Schedules will be arranged to correspond to the representations and warranties in Article IV of this Agreement, and the disclosure in any portion of the Disclosure Schedules shall qualify the corresponding provision in Article IV and any other provision of Article IV to which it is reasonably apparent from such disclosure that such disclosure relates.  No reference to or disclosure of any item or other matter in the Disclosure Schedules shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in the Disclosure Schedules.  The information set forth in the Disclosure Schedules is disclosed solely for the purposes of this Agreement, and no information set forth therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever, including of any violation of law or breach of any agreement.

Section 10.13

Counterparts. This Agreement may be executed and delivered (including, without limitation, by facsimile transmission or e-mail) in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 10.14

Non-recourse.  This Agreement and the Transaction Documents may only be enforced against, and any Action or other legal proceeding based upon, arising out of, or related to this Agreement and the Transaction Documents, or the negotiation, execution or performance of this Agreement and the Transaction Documents, may only be brought against the entities that are expressly named as a party hereto and thereto and then only with respect to the specific obligations set forth herein and therein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney or other Representative of any party hereto or of any Affiliate of any party hereto and thereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Agreement and the Transaction Documents or for any Action or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby and thereby; provided, however, nothing in this Section 10.14 shall relieve or otherwise limit the liability of any party hereto or thereto or any of their respective successors or permitted assigns for any breach or violation of its obligations under such agreements, documents or instruments.

Section 10.15

Waiver of Conflicts Regarding Representation; Nonassertion of Attorney-Client Privilege.

(a)

Buyer waives and shall not assert, and agrees to cause its Affiliates to waive and not to assert, any conflict of interest arising out of or relating to the representation, after the Closing (the “Post-Closing Representation”), of Seller or any of their Affiliates or any shareholder, officer, employee or director of the or any of their Affiliates (any such Person, a “Designated Person”) in any matter involving this Agreement, the Transaction Documents or the transactions contemplated hereby, by Silvestre Law Group, P.C. and or Reed Smith LLP (the “Current Representation”).

(b)

Buyer waives and shall not assert, and agrees to cause its Affiliates to waive and to not assert, any attorney-client privilege solely to the extent inherited as a result of the transactions contemplated by this Agreement with respect to any communication between any legal counsel and any Designated Person in any matter involving this Agreement, the Transaction Documents or the transactions contemplated hereby occurring during the Current Representation prior to the Closing Date in connection with any Post-Closing Representation, including in connection with a dispute with Buyer or any of its Affiliates, it being the intention of the parties hereto that all rights to attorney-client privilege with respect to any communication between any legal counsel and any Designated Person in any matter involving this Agreement, the Transaction Documents or the transactions contemplated hereby occurring during the Current Representation and to control such attorney-client privilege shall be retained by Seller.

(c)

The attorney-client privilege, attorney work-product protection and expectation of client confidence arising from the transactions contemplated hereby prior to the Closing Date, and all information and documents covered by such privilege or protection, will belong to and be controlled by Seller and may be waived only by Seller, and not Buyer, and will not pass to or be claimed or used by Buyer; provided, that Buyer may assert the privilege against a third party.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SOCIAL REALITY, INC.

By_____________________

Name: Christopher Miglino

Title: CEO

Address: 456 Seaton Street

          Los Angeles, CA 90013

Email: chris@srax.com

Phone: (323) 229-0297

Fax:

With a Copy to:

Raul Silvestre

Silvestre Law Group, P.C.

Address: 31200 Via Colinas #200

          Westlake Village, CA 91362

Email: rsilvestre@silvestrelaw.com

Fax:

[Signature Page to Asset Purchase Agreement]

HALYARD MD OPCO, LLC

By_____________________

Name: Bruce A. Eatroff

Title: Founding Partner

Address: 19 West 44th Street, Suite 1401

          New York, NY 10036

Email: beatroff@halyard.com and bgrimaldi@halyard.com

Phone: 212-554-2145 or 212-554-2131

Fax: 212-554-2120

With a Copy to:

David D’Urso

Akin Gump Strauss Hauer & Feld LLP

Address: One Bryant Park

          New York, NY 10036

Email: ddurso@akingump.com

Fax: 212-872-1002

[Signature Page to Asset Purchase Agreement]

SCHEDULE A

Definition of Working Capital calculation:

Equals the sum of:

Accounts Receivable

Prepaid Expense

Other Current Assets

Less:

Accounts Payable

Accrued Sales Commissions and Bonuses

Accrued Erin DeRuggiero compensation

Accrued Employee Paid Time Off

Accrued Expenses

Other Current Liabilities

EXHIBIT A

EMPLOYMENT AGREEMENTS

EXHIBIT B

BILL OF SALE

EXHIBIT C

ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT D

PATENT ASSIGNMENT AGREEMENT

EXHIBIT E

TRANSITION SERVICES AGREEMENT

EXHIBIT F

ESCROW AGREEMENT

EXHIBIT G

TRADEMARK ASSIGNMENT AGREEMENT

EXHIBIT H

MASTER SERVICES AGREEMENT